UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Beacon Financial Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 2, 2026

Dear Stockholder,

I am pleased to invite you to the Beacon Financial Corporation 2026 Annual Meeting of Stockholders (the "Annual Meeting") which will be held by means of remote communication at 11:00 a.m., Eastern Time, on May 13, 2026. To attend the Annual Meeting please visit: www.virtualshareholdermeeting.com/BBT2026.

As many of you are aware, 2025 was a transformative year as we completed the merger of equals between Berkshire Hills Bancorp, Inc. and Brookline Bancorp Inc. to form Beacon Financial Corporation and its subsidiary Beacon Bank & Trust. On September 1, 2025, Brookline Bancorp, Inc. and Berkshire Hills Bancorp, Inc. completed a previously announced merger of equals (the "Merger"). Concurrent with the Merger, Berkshire Hills Bancorp, Inc. was renamed Beacon Financial Corporation. Along with the Merger, our legacy banks - Berkshire Bank, Bank Rhode Island, and PCSB Bank - merged into Brookline Bank, which was renamed Beacon Bank & Trust, more commonly known as Beacon Bank. The Beacon Bank name was carefully selected to reflected the shared vision of our Company. A beacon represents guidance, strength, and a promise of stability—core principles that our legacy companies have upheld for generations. While our name may have changed, our commitment to our customers and communities remains constant.

The Bank is now one of the top 100 largest banks in the United States with over $23 billion in total assets, approximately 2,000 employees and more than 145 branches and commercial centers across New England and New York. The merger was a critical step forward in our long-term strategy and creates opportunities for improved performance, better efficiency and expanded growth. Our colleagues look forward to continuing to serve you for many years to come.

As in prior years, we are making proxy materials for the Annual Meeting available to our stockholders primarily through the Internet. We encourage you to read our Proxy Statement and Annual Report on Form 10-K, which comprise this year’s proxy materials.

Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, it is important that your shares be represented. Please vote your shares at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials. You may revoke your proxy at any time before it is exercised as further explained in the Proxy Statement.

On behalf of the Board of Directors and our colleagues, we thank you for your continued support.

Sincerely,

Paul A. Perrault
President and Chief Executive Officer

131 Clarendon Street, Boston, Massachusetts 02116
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are invited to attend the 2026 Annual Meeting of Stockholders (the "Annual Meeting") of Beacon Financial Corporation (the "Company") to be held by means of remote communication on Wednesday, May 13, 2026 at 11:00 a.m., Eastern Time, for the following purposes, as more fully described in the attached proxy statement (the “Proxy Statement”):

	Proposal	Board Recommendation
1.	To elect the sixteen director nominees named in the Proxy Statement, each to serve for a term of office expiring at the 2027 Annual Meeting of Stockholders, or until his or her respective successor is duly elected and qualified.	For each nominee
2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.	For
3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers ("say on pay").	For
4.	To transact such further business as may properly come before the Annual Meeting, or any adjournment or postponement thereof. Please note that at this time we are not aware of any such business.

The Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and our stockholders. For the reasons set forth in this Proxy Statement, the Board of Directors unanimously recommends that you vote "FOR" each nominee named in the Proxy Statement and "FOR" each of the other proposals to be presented at the Annual Meeting.

Stockholders of record on March 20, 2026 (the "Record Date"), may attend the Annual Meeting by going to www.virtualshareholdermeeting.com/BBT2026 and entering the 16-digit control number included on their proxy card.

As in prior years, we are making the proxy materials for the Annual Meeting available to our stockholders primarily via the Internet to expedite your receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. On April 2, 2026, we will send to our stockholders (other than those who have previously requested electronic or paper delivery of the proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and our 2025 Annual Report on Form 10-K, along with instructions on how to vote via the Internet or by telephone. Commencing ten days after the mailing of the Notice of Internet Availability of Proxy Materials, a proxy card will be mailed to stockholders of record.
Only stockholders of record as of the close of business on the Record Date are entitled to receive notice of, to attend, and to vote at the Annual Meeting. In accordance with Delaware law, for ten days prior to the Annual Meeting, a list of those registered stockholders entitled to vote at the Annual Meeting will be available for inspection in the office of the Corporate Secretary, Beacon Financial Corporation, 131 Clarendon Street, Boston, Massachusetts 02116. The list will also be available at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials. You may revoke your proxy at any time before the Annual Meeting. Please refer to the General Information section of the Proxy Statement for additional information.

Sincerely,

Wm. Gordon Prescott
General Counsel and Corporate Secretary
Boston, Massachusetts
April 2, 2026

131 Clarendon Street
Boston, Massachusetts 02116
PROXY STATEMENT
2026 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Why am I receiving this Proxy Statement?

Notice of this Proxy Statement was first mailed to stockholders of record of Beacon Financial Corporation on April 2, 2026 in connection with the solicitation of proxies by the Company's Board of Directors (the "Board of Directors" or the "Board") for the 2026 Annual Meeting of Stockholders (the "Annual Meeting"). Commencing ten days after the mailing of the Notice of Internet Availability of Proxy Materials, a proxy card will be mailed to stockholders of record.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on May 13, 2026

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available on our website at www.beaconfinancialcorporation.com. Printed copies of these documents may be obtained by contacting the Company’s transfer agent, Broadridge Corporate Issuer Solutions ("Broadridge"). Please have your proxy card available when you contact Broadridge. Contact information for Broadridge is as follows:

•Telephone: 1-800-579-1639
•Email: sendmaterial@proxyvote.com
•Online: www.proxyvote.com

How may I attend the Annual Meeting?

The Annual Meeting will be conducted solely by means of remote communication, i.e. virtually, at 11:00 a.m., Eastern Time, on May 13, 2026. Following the conclusion of the formal portion of the Annual Meeting, stockholders will have the opportunity to ask questions. All stockholders of record on March 20, 2026 (the "Record Date"), are invited to participate in the Annual Meeting. We have structured the format of the Annual Meeting to provide stockholders with the same rights as if the meeting were held in person, including the ability to vote shares electronically during the Annual Meeting and to ask questions in accordance with the rules of conduct for the Annual Meeting.

The location of the Annual Meeting will be at: www.virtualshareholdermeeting.com/BBT2026. Reference in this Proxy Statement to attendance at the Annual Meeting shall refer to virtual attendance.

You will need your 16-digit control number included on your notice or proxy card to access the Annual Meeting.

Beneficial stockholders who do not have a control number should follow the instructions provided on the voting instruction card provided by your broker, bank or other nominee.

Only stockholders with a valid control number will be allowed to ask questions during the Annual Meeting. Management will answer questions relevant to Annual Meeting matters live during the meeting as time allows.

If you have any technical difficulties or any questions regarding the Annual Meeting website, please call the support team at the numbers listed on the log-in screen. If there are any technical issues in convening or hosting the Annual Meeting, we will promptly post information on our Investor Relations website, www.beaconfinancialcorporation.com, including information on when the Annual Meeting will be reconvened.

Electronic entry to the meeting will begin at 10:45 a.m., Eastern Time, and the meeting will begin promptly at 11:00 a.m., Eastern Time, on May 13, 2026.

What items will be voted on at the Annual Meeting?

You are being asked to vote on the following items at the Annual Meeting:

	Proposal	Vote Required	Board Recommendation	Page
1.	Election of Directors	A plurality of the votes cast as to such nominee	FOR	7
2.	Ratification of the Appointment of the Independent Registered Public Accounting Firm	A majority of the votes cast	FOR	67
3.	Advisory Vote on Executive Compensation	A majority of the votes cast	FOR	69
4.	To transact such further business as may properly come before the Annual Meeting, or any adjournment or postponement thereof. Please note that at this time we are not aware of any such business.

Who may vote at the Annual Meeting?

Each share of the Company’s common stock has one vote on each matter. As of the Record Date, there were 84,028,225 shares of the Company’s common stock issued and outstanding. Only those stockholders of record as of the close of business on the Record Date are entitled to receive notice of and vote at the Annual Meeting. The Company’s Certificate of Incorporation provides that a record owner of the Company’s common stock who beneficially owns, either directly or indirectly, in excess of 10% of the Company’s outstanding shares, is not entitled to any vote in respect of the shares held in excess of the 10% limit.

What constitutes a quorum?

The presence, in person or by proxy, of the holders of a majority of all of the shares of the stock entitled to vote at the Annual Meeting constitute a quorum for the transaction of business at the Annual Meeting. Each share of common stock entitled to vote on the Record Date is entitled to one vote on each matter properly submitted at the Annual Meeting and, with respect to the election of directors, one vote for each director to be elected. Abstentions and “broker non-votes” will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

What is a broker non-vote?

If you are a beneficial owner of shares held in a brokerage account and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your uninstructed shares on matters considered to be “routine” under NYSE rules but not with respect to “non-routine” matters. A broker non-vote occurs when a broker, bank or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank, or other agent cannot vote the shares because the matter is considered “non-routine” under NYSE rules. Proposals 1 and 3 are considered to be “non-routine” under NYSE rules such that your broker, bank or other agent may not vote your shares on those proposals in the absence of your voting instructions. Conversely, Proposal 2 is considered to be a “routine” matter under NYSE rules so that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2. See below for a discussion of the impact of broker non-votes on vote counting.

What is the voting requirement to approve each proposal?

For Proposal 1, a nominee for director must receive a plurality of the votes cast as to such nominee in order to be elected as director.

Approval of Proposals 2 and 3 require the affirmative vote of a majority of the votes cast at the Annual Meeting.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. Only “FOR” and “AGAINST” votes are counted for purposes of determining the votes received in connection with Proposals 1, 2, and 3. If you “abstain” from voting for Proposals 1, 2, and 3, it will have the same effect as if your vote was not cast with respect to each such proposal, and this will have no effect on the outcome. A broker non-vote will have no effect on the outcome of Proposals 1, 2, and 3.

How do I vote?

Voting at the Virtual Annual Meeting. If you are a stockholder of record and attend the virtual Annual Meeting, you may vote at the virtual meeting at the designated time during the meeting. To attend the virtual Annual Meeting, you must be a stockholder on the Record Date. You may attend and vote your shares at the Annual Meeting by visiting www.virtualshareholdermeeting.com/BBT2026 and entering the 16-digit control number on your proxy card. Please refer to How may I attend the Annual Meeting?, above, for more information on how to access the Annual Meeting.

Voting by Proxy for Shares Registered Directly in the Name of the Stockholder. If you hold your shares of common stock in your own name as a holder of record with Broadridge, you may instruct the proxyholders named in the proxy card how to vote your shares of common stock in one of the following ways:
•Vote by Internet. You may vote via the Internet by following the instructions on your proxy card. The website for Internet voting is printed on your proxy card. Please have your proxy card in hand. Internet voting is available 24 hours per day until 11:59 p.m., Eastern Time, on May 12, 2026. You will receive a series of instructions that will allow you to vote your shares of common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card.
•Vote by Telephone. You may vote by telephone by calling the toll-free number listed on your proxy card. Telephone voting is available 24 hours per day until 11:59 p.m., Eastern Time, on May 12, 2026. When you call, please have your proxy card in hand. You will receive a series of voice instructions that will allow you to vote your shares of common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.
•Vote by Mail. If you would like to vote by mail, upon receipt of the proxy card, please mark, sign and date your proxy card and return it promptly to Broadridge, in the postage-paid envelope provided.
Voting by Proxy for Shares Registered in Street Name. If your shares of common stock are held by a broker, a bank, or other nominee in "street name", you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.

How are proxies voted?

All valid proxies received prior to the Annual Meeting will be voted. Where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted by the proxyholders in accordance with the stockholder’s instructions.

What happens if I do not give specific voting instructions?

If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or sign and return a proxy card without giving specific voting instructions, then the proxyholders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxyholders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Will other matters be voted on at the Annual Meeting?

We are not currently aware of any other matters to be presented at the Annual Meeting other than those described in this Proxy Statement.

May I revoke my proxy instructions?

You may revoke your proxy at any time before it has been exercised by:

•filing a written revocation with the Corporate Secretary of Beacon Financial Corporation, 131 Clarendon Street, Boston, Massachusetts 02116;

•submitting a new proxy by telephone, or by the Internet, or by submitting a new proxy card after the time and date of the previously submitted proxy card; or

•appearing at the Annual Meeting and voting at the Annual Meeting.

If you are a stockholder of record as of the Record Date attending the virtual Annual Meeting, you may vote in person whether or not a proxy has been previously given, but your presence (without further action) at the virtual Annual Meeting will not constitute revocation of a previously given proxy.

What is householding?

If you and other residents at your mailing address own shares of common stock in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one Notice of Annual Meeting. This procedure, known as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce our printing and postage costs. Under applicable law, if you consented or were deemed to have consented, your broker, bank or other nominee may send one copy of our Notice of Annual Meeting to your address for all residents that own shares of common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our Notice of Annual Meeting, you may be able to request householding by contacting your broker, bank or other nominee.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties except as necessary to meet applicable legal requirements, to allow for the tabulations and certification of votes, and to facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to management and the Board.

Where can I find voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by a representative from Broadridge, who will serve as inspector of election, and filed with the Securities and Exchange Commission (“SEC”) on a Form 8-K within four business days following the completion of the Annual Meeting.

How can I view the Company’s proxy materials for the Annual Meeting on the Internet?

The Company’s proxy materials are available on the Company’s website at www.beaconfinancialcorporation.com. Additional information regarding the Company and Beacon Bank & Trust may be found at: www.beaconbank.com.

Information About the Merger of Brookline Bancorp, Inc. and Berkshire Hills Bancorp, Inc.

On September 1, 2025, Berkshire Hills Bancorp, Inc. and Brookline Bancorp, Inc. completed the previously announced merger of equals (the "Merger"). Concurrently with the Merger, Berkshire Hills Bancorp, Inc. changed its name to Beacon Financial Corporation. References in this proxy statement to the "Company" shall refer to Beacon Financial Corporation. Where necessary, references to Brookline Bancorp, Inc. will be made as "Brookline" or "legacy Brookline" and to Berkshire Hills Bancorp, Inc. pre-Merger as "Berkshire" or "legacy Berkshire".

In connection with the Merger, Berkshire Bank, a wholly owned subsidiary of the Company, Bank Rhode Island, a wholly owned subsidiary of Brookline, and PCSB Bank, a wholly owned subsidiary of Brookline, each merged with and into Brookline Bank, a wholly owned subsidiary of Brookline, with Brookline Bank as the surviving bank (the "Bank Mergers" and together with the Merger, the "Transaction"). In connection with the Bank Mergers, Brookline Bank changed its name to Beacon Bank & Trust, more commonly known as Beacon Bank. References in this proxy statement to the "Bank" mean Beacon Bank & Trust. Where necessary, references will be made to Brookline Bank, Bank Rhode Island, PCSB Bank, or Berkshire Bank, as appropriate.

Berkshire Hills Bancorp, Inc. was the legal and currency acquirer. Brookline Bancorp, Inc. was the accounting acquirer, which resulted in the balance sheet of legacy Berkshire being subject to mark to market fair value adjustments at closing. All historical financial information reflects legacy Brookline information. Please refer to our Annual Report on Form 10-K for additional financial information.

Additional information about the Transaction may be found in the joint proxy statement/prospectus the Company filed with the SEC on April 4, 2025 and in the Current Report on Form 8-K filed by the Company with the SEC on September 2, 2025, as amended on November 17, 2025. The completion of the Transaction represents a significant milestone in the history of the two legacy organizations. The Bank is now one of the top 100 largest banks in the United States, with approximately 2,000 employees and 145 branch locations located throughout New England and New York.

The Board of Directors is comprised of eight directors from legacy Berkshire and eight directors from legacy Brookline.

PROPOSAL 1: ELECTION OF DIRECTORS

To elect the 16 nominees named in the Proxy Statement, each to serve for a term of office expiring at the 2027 Annual Meeting of Stockholders, or until his or her respective successor is duly elected and qualified.

All of our directors are independent under the current listing standards of the NYSE, except for Mr. Perrault, who currently serves as President and Chief Executive Officer of the Company and the Bank. Sixteen directors will be elected at the Annual Meeting to serve for a term of office expiring at the 2027 Annual Meeting of Stockholders and until their respective successors have been duly elected. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

Board Composition

Our Board is currently comprised of 16 members.

Director	Age	Position	Director Since
David M. Brunelle	55	Chairman	2017
Mary Anne Callahan	63	Director	2023
Joanne B. Chang*	56	Director	2025
Nina A. Charnley	70	Director	2021
Mihir A. Desai	57	Director	2022
Margaret Boles Fitzgerald*	70	Director	2025
Willard I. Hill, Jr.*	70	Director	2025
Thomas J. Hollister*	71	Director	2025
William H. Hughes III	62	Director	2019
Sylvia Maxfield	67	Director	2020
Bogdan Nowak*	62	Director	2025
John M. Pereira*	69	Director	2025
Paul A. Perrault*	74	President and Chief Executive Officer, Director	2025
Karyn Polito	59	Director	2023
Eric S. Rosengren	68	Director	2023
Merrill W. Sherman*	77	Director	2025
*Legacy Brookline directors joined the Board in September 2025 in connection with the Transaction.
Board Nominations

Each of the Company's 16 directors have been nominated by the Board for election as directors, each of whom has agreed to serve if so elected. Please refer to the sections entitled Nominees for Director and Stock Ownership of Directors and Management for additional information regarding the nominees.

The following includes a discussion of the business experience for the past five years for each of our director nominees. The biographical description below for each nominee includes specific experience, qualifications, attributes and skills that led to the conclusion by the Corporate Governance and Nominating Committee and the Board of Directors that such person should serve as a director of the Company. On an annual basis, the Corporate Governance and Nominating Committee evaluates the specific skills and experience that each director provides to the Company. The Corporate Governance and Nominating Committee weighs the value of experience on the Board, along with these skills in determining whether an existing director should be nominated to stand for reelection. The Corporate

PROPOSAL 1: ELECTION OF DIRECTORS

Governance and Nominating Committee also considers the banking industry specific skills and experience each director brings to the Board.

In addition to the information presented below regarding each person’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to service to the Company and its stockholders.

Each of the Company’s directors currently serves as a director of Beacon Bank & Trust.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES
TO THE BOARD OF DIRECTORS LISTED BELOW

David M. Brunelle	Director Since: 2017
Mr. Brunelle is the Co-Founder and Managing Director of North Pointe Wealth Management in Worcester, Massachusetts. Mr. Brunelle serves as a trustee of the University of Massachusetts and the Chairperson of the Worcester City Campus Corporation. Mr. Brunelle previously served as a trustee or corporator for numerous nonprofits in and around Worcester. Mr. Brunelle serves as Chair of the Company’s Board of Directors and serves on the Compensation and Corporate Governance and Nominating Committees.

Mr. Brunelle’s experience in bank governance, wealth management and financial services, together with experience as an entrepreneur and small business owner qualify him to serve on the Board of Directors.

Mary Anne Callahan	Director Since: 2023
Ms. Callahan has more than 35 years of investment banking expertise, most recently as a Managing Director in the Financial Services Group at Piper Sandler Companies where her responsibilities included advising bank management and boards of directors in the Northeast region on a broad range of strategic and financial topics. Previously she was a Principal in Sandler O’Neill & Partners, L.P.’s investment banking group advising banks, thrifts and specialty finance companies and worked in the financial institutions group at Merrill Lynch and CIBC World Markets. Ms. Callahan serves on the Audit Committee of the Board of Directors.
                                                                                                                                     Ms. Callahan’s shareholder orientation and substantial investment banking experience provide insights and valuable perspectives to the Board of Directors that qualify her to serve, along with her deep understanding of the competitive dynamics in the Company’s markets, her extensive industry knowledge, her decades-long relationships in the sector, and her understanding of performance drivers and investor expectations.

PROPOSAL 1: ELECTION OF DIRECTORS

Joanne B. Chang	Director Since: 2025

Ms. Chang is the Chef, Co-Owner, and Founder of Flour, a bakery and café with several locations throughout Boston, Massachusetts, as well as Myers + Chang, an Asian fusion restaurant that she co-owns with her husband. Ms. Chang is an author, television personality, and philanthropist. Before becoming a chef, Ms. Chang served as a management consultant at the Monitor Group. Ms. Chang is an active member of Boston’s volunteer community; she currently serves on the Board of Share our Strength, a national non-profit aimed at ending childhood hunger in America. Ms. Chang previously served on the Board of Directors of Project Place, a Boston non-profit with the goal of ending homelessness. Ms. Chang has published multiple cookbooks and is the 2016 recipient of the Outstanding Baker award from the James Beard Foundation. Ms. Chang graduated from Harvard College with an honors degree in Applied Mathematics and Economics. Prior to the closing of the Transaction, Ms. Chang served as a director of Brookline Bancorp, Inc. and Brookline Bank. Ms. Chang serves on the Audit and Corporate Governance and Nominating Committees of the Board of Directors.
                                                                                                                                                               Ms. Chang’s experience as an entrepreneur, her business acumen running several small businesses and her extensive knowledge of the greater Boston market qualify her to serve on the Board of Directors and provide a unique perspective to the opportunities and challenges the Company encounters.

Nina A. Charnley	Director Since: 2021

Ms. Charnley served in various executive roles in financial services companies throughout her career. Prior to her retirement, Ms. Charnley served as Senior Managing Director, Enterprise Customer Experience Executive at TIAA, a Fortune 100 financial services company. During her time at TIAA, Ms. Charnley led the strategy, development and execution of a significant portfolio of technology projects. Previously, she was an executive at Bank of America and its predecessor companies, managing diverse businesses and serving in executive roles across commercial lending and wealth management and as Regional President of Bank of America’s Private Bank. Ms. Charnley currently serves as Treasurer and Chair of the Finance Committee of the Board of Directors of Women’s Money Matters, a Massachusetts based nonprofit. Ms. Charnley previously served on numerous non-profit Boards in eastern Massachusetts and Rhode Island, including committee Chairs for Strong Women Strong Girls, The Providence Children’s Museum and Rhode Island Hospital/Lifespan. Ms. Charnley serves on the Company’s Audit Committee and qualifies as a financial expert.

Ms. Charnley’s extensive experience as an executive leader in the financial services industry, her financial acumen, together with her experience in digital transformation, customer experience, and financial and risk management qualify her to serve on the Board of Directors.

PROPOSAL 1: ELECTION OF DIRECTORS

Mihir A. Desai	Director Since: 2022
Mr. Desai is the Mizuho Financial Group Professor of Finance at Harvard Business School, and Professor of Law at Harvard Law School. Mr. Desai is an accomplished author and expert in finance and tax policy. He is a Research Associate in the National Bureau of Economic Research’s Public Economics and Corporate Finance Programs. In addition to his work at Harvard University, his professional experiences include CS First Boston, McKinsey & Co., and advising a number of firms and governmental organizations. Mr. Desai serves on the Risk Committee of the Board of Directors.
Mr. Desai’s service as both a finance and legal professor at Harvard and extensive business experience provide important insight and context that qualify him to serve on the Board of Directors.

Margaret Boles Fitzgerald	Director Since: 2025
Ms. Boles Fitzgerald serves as Chair Emerita and a Director of the Board of The Henry Luce Foundation where she also chairs the Audit Committee. Ms. Boles Fitzgerald previously served as Chair of The Henry Luce Foundation for twenty years, and she served for over 30 years in various roles at Hill Holliday Advertising, rising to Executive Vice President, leading its corporate community relations and communications work. Ms. Boles Fitzgerald has deep expertise in private foundations and nonprofit management, through roles in development, community relations, and communications throughout her extensive career. Ms. Boles Fitzgerald has served in leadership roles in a number of nonprofit organizations, including the Roy T. Morgan Foundation as a Trustee and WBUR-FM as a member of its Board of Directors. Prior to the closing of the Transaction, Ms. Boles Fitzgerald served as a Director of Brookline Bancorp, Inc. and Brookline Bank. Ms. Boles Fitzgerald serves on the Company's Risk Committee.

Ms. Boles Fitzgerald’s extensive work with community service agencies, her nonprofit leadership roles and executive experience in private foundations qualify her to serve on the Board of Directors.

PROPOSAL 1: ELECTION OF DIRECTORS

Willard I. Hill, Jr.	Director Since: 2025
Mr. Hill is a retired attorney and business executive who most recently served as Managing Director, Chief Marketing and Communications Officer and Head of Government Relations for MBIA Inc. Mr. Hill previously held roles including President of Government Deferred Compensation at ING US Financial Services (now Voya Financial) and senior executive positions in the legal and business divisions at Aetna, Inc. Mr. Hill earned his MBA from the University of Connecticut School of Business, his Juris Doctor from Howard University School of Law, and Bachelor of Arts from Fisk University. Mr. Hill is a member of the bar in several states. Mr. Hill has served on various nonprofit boards, including the Highland Green Foundation, Secretary for the Council for Economic Education and as Vice Chairman of Feeding Westchester. Mr. Hill previously served on the Boards of Directors of PCSB Financial Corporation and PCSB Bank, where he served as Chairman of the Risk Committee. Prior to the closing of the Transaction, Mr. Hill served as a director of Brookline Bancorp, Inc. and Brookline Bank. Mr. Hill is a member of the Company’s Audit and Compensation Committees.

Mr. Hill’s extensive executive experience in financial services and in the legal community, including on matters of governance and operations, as well as his service in large insurance and wealth management companies and prior leadership roles in investor relations, qualify him to serve on the Board of Directors.

Thomas J. Hollister	Director Since: 2025

Mr. Hollister is an accomplished executive leader who has held numerous roles in financial and business companies over his career. Prior to his retirement in 2023, Mr. Hollister served as Chief Financial Officer and Vice President of Finance at Harvard University. Previously, Mr. Hollister served in various executive roles, including Vice Chairman of Citizens Financial Group, Chairman, President and CEO of Charter One Bank, and Chief Operating Officer & Chief Financial Officer of Global Partners, LP. Today, Mr. Hollister serves as Chair of the Board of Directors of the Controlled Risk Insurance Company, Ltd., which provides insurance to Harvard-affiliated medical Institutions. Mr. Hollister also serves on the Board of Directors for the Andover Companies, chairing the Audit Committee. Mr. Hollister is former Board Chair of Tufts Medical Center, Wheaton College, Charter One Bank, Citizens Bank of Massachusetts, Citizens Capital Corporation and others. Prior to the closing of the Transaction, Mr. Hollister served as Lead Director of Brookline Bancorp, Inc. and as a director of Brookline Bank. Mr. Hollister serves on the Audit Committee and as Chair of the Corporate Governance and Nominating Committee of the Board of Directors.

Mr. Hollister’s extensive executive experience in financial services, including matters of governance and operations, and prior service as a Chief Financial Officer of a Fortune 500 company, along with his leadership roles on the Boards of several other organizations qualify him to serve on the Board of Directors.

PROPOSAL 1: ELECTION OF DIRECTORS

William H. Hughes III	Director Since: 2019
Mr. Hughes is founder and Chief Executive Officer of Huge Idea Technology Ventures, a venture development and advisory firm. Previously, he served as President and Chief Executive Officer of Education Design Lab, a national nonprofit focused on expanding opportunity at the intersection of learning and work. Earlier in his career, he held leadership positions in technology and venture development at Sapient and Cambridge Innovation Center. Mr. Hughes work focuses on the intersection of strategy and technology in a variety of industries. Mr. Hughes has been a leader, entrepreneur, innovator and Board member in educational technology companies such as Pearson, Cengage, Kaplan, EDC, FineTune Learning (acquired by Prometric) and Intellus Learning (a firm he co-founded that was acquired by Macmillan) for more than four decades. Mr. Hughes serves on the Company’s Corporate Governance and Nominating Committee.

Mr. Hughes extensive governance and leadership experience in a variety of business and nonprofit organizations, and his success as an entrepreneur and innovator including in the areas of Artificial Intelligence, cybersecurity and technology environments qualify him to serve on the Board of Directors.

Sylvia Maxfield	Director Since: 2020
Dr. Maxfield is Professor of Finance at the Providence College School of Business, having previously served the school as Dean and as Interim Chief Academic Officer. In the past Dr. Maxfield worked for Lehman Brothers in international fixed income research and trading and served as Chair of the Faculty and MBA Program Director at Simmons University in Boston. Dr. Maxfield serves as voting member of the Rhode Island State Investment Commission, which oversees performance of the Employee retirement System of Rhode Island, including asset allocation, investment-related contracting and proxy activity. Previously, Dr. Maxfield served on the Boards of the Greater Providence Chamber of Commerce, Social Enterprise Greenhouse and the 21st Century Fund. Dr. Maxfield serves on the Risk Committee and as Chair of the Audit Committee of the Board of Directors.
                                                                                                                                    Dr. Maxfield’s profile as a business and higher education leader and her financial expertise along with her knowledge of the Providence and Boston markets qualify her to serve on the Board of Directors.

PROPOSAL 1: ELECTION OF DIRECTORS

Bogdan Nowak	Director Since: 2025
Mr. Nowak is a successful businessman and owner of several businesses. Mr. Nowak is the founder and President of Rhode Island Novelty, Inc., established in 1986. Headquartered in Fall River, Massachusetts, Rhode Island Novelty, Inc. is the nation's leading importer and wholesale distributor of novelty toys. Mr. Nowak is also the President and owner of Alternate Power & Energy, a developer, owner and operator of solar farms throughout Massachusetts. Prior to the closing of the Transaction, Mr. Nowak served as a director of Brookline Bancorp, Inc. and Brookline Bank. Mr. Nowak serves on the Corporate Governance and Nominating Committee of the Board of Directors and as Chair of the Compensation Committee.

Mr. Nowak's experience as a successful entrepreneur, including leading merger and acquisition transactions and integrating teams along with his understanding of business operations and finances, and knowledge of corporate governance matters qualify him to serve on the Board of Directors.

John M. Pereira	Director Since: 2025

Mr. Pereira is the Owner and President of Combined Properties, Inc. Prior to joining Combined Properties, he was a partner at the law firm of Sherin and Lodgen LLP in Boston with a practice focused on real estate, banking and business law. Mr. Pereira is admitted to the United States Supreme Court, Massachusetts Supreme Judicial Court, United States Federal District Court, and United States Federal Court of Appeals. A registered real estate broker, he is a member of the Massachusetts Bar Association, National Association of Office and Industrial Properties, and Real Estate Finance Association. Prior to the closing of the Transaction, Mr. Pereira served as a Director of Brookline Bancorp, Inc. and Brookline Bank. Mr. Pereira serves on the Company’s Compensation and Risk Committees.

Mr. Pereira’s extensive experience as business owner, member of the commercial real estate community, and the legal community provide him with the skills and perspective that qualify him to serve on the Board of Directors.

PROPOSAL 1: ELECTION OF DIRECTORS

Paul A. Perrault	Director Since: 2025
Mr. Perrault serves as the President and Chief Executive Officer of the Company. Mr. Perrault joined the Company in 2025 following the merger between Brookline Bancorp, Inc. and Berkshire Hills Bancorp, Inc. to create Beacon Financial Corporation. From 2009 through 2025, Mr. Perrault served as the Chief Executive Officer of Brookline Bancorp, Inc. Mr. Perrault served as Chairman of Board of Directors for Brookline Bancorp, Inc. from 2021 through 2025 and Brookline Bank from 2009 through 2025. From 2011 through 2016, Mr. Perrault also served as the Chief Executive Officer of Brookline Bank. Prior to his tenure with Brookline Bancorp, Mr. Perrault served as the Chief Executive Officer of Sovereign Bancorp, Inc., and the Chief Executive Officer, President, and Chairman of the Board for Chittenden Corporation. Mr. Perrault is a member of the Board of Trustees of Salve Regina University in Newport, Rhode Island. Mr. Perrault previously served on the Board of Directors of The Perkins School for the Blind.
                                                                                                                                            Mr. Perrault provides the Board of Directors with broad perspective on the Company's strategies, challenges and opportunities as a result of his role as the Chief Executive Officer of the Company and his long-time successful experience as the chief executive officer of other larger commercial banks that qualify him to serve on the Board of Directors.

Karyn Polito	Director Since: 2023
Ms. Polito currently serves as Vice President of Business Development at UMass Memorial Health, the third largest health system in Massachusetts. Ms. Polito is also an owner of Polito Development Corporation, a commercial and industrial real estate development firm. From 2015 to 2023, Ms. Polito served as the 72nd Lieutenant Governor of Massachusetts. Ms. Polito is also a lawyer who previously served in the Massachusetts House of Representatives. Ms. Polito is a Director of Clean Harbors Corporation (NYSE: CLH), a leading provider of environmental and industrial services. As a Director of Clean Harbors, Ms. Polito serves on the Audit, Corporate Governance & Sustainability, and Environmental Health & Safety Committees. Ms. Polito is also a Director of The Andover Companies, a private mutual insurance group where she serves on the Audit Committee. Ms. Polito earned her Juris Doctor degree from New England Law Boston and her Bachelor of Science degree from Boston College. Ms. Polito serves on the Compensation and Corporate Governance and Nominating Committees of the Board of Directors.

Ms. Polito’s wealth of experience across both the public and private sectors, including financial services, environmental issues, government, regulatory and public affairs, as well as serving on the Board of another public company, provides a distinctive perspective that qualifies her to serve on the Board of Directors.

PROPOSAL 1: ELECTION OF DIRECTORS

Eric S. Rosengren	Director Since: 2023
Mr. Rosengren serves as Chief Executive Officer of Rosengren Consulting and Visiting Scholar at the MIT Golub Center for Finance and Policy. From 2007 through his retirement in 2021, Mr. Rosengren served as President and CEO of the Federal Reserve Bank of Boston. As a Federal Reserve Bank president, Mr. Rosengren was a participant and voting member of the Federal Open Market Committee. Mr. Rosengren joined the Federal Reserve Bank of Boston in 1985 and held various roles in areas including Research and Supervision, Regulation, and Credit. Mr. Rosengren has published numerous papers and articles, is often cited in leading academic journals, and is featured in major media on topics including macroeconomics, monetary policy, international banking, bank supervision, and risk management. Mr. Rosengren serves on the Compensation Committee and as Chair of the Risk Committee of the Board of Directors.
                                                                                                                                        Mr. Rosengren’s experience as President of the Federal Reserve Bank of Boston, his deep knowledge of the New England economy and broader macro-economic trends in the financial sector, regulatory system, and risk management provide the board with valuable perspectives and insights that qualify him to serve on the Board of Directors.

Merrill W. Sherman	Director Since: 2025

Prior to her retirement, Ms. Sherman served as President and Chief Executive Officer of Bancorp Rhode Island, Inc. and Bank Rhode Island from 1996 until 2012. Previously, Ms. Sherman served as President and Chief Executive Officer of two other New England community banks. Ms. Sherman remains involved in the Rhode Island community, serving as a Director of the Rhode Island Public Television Foundation. Ms. Sherman served as a Director of Blue Cross/Blue Shield of Rhode Island for nine years until February 2022 when term limits required that she step down. Ms. Sherman also served on the Board of Directors of Johnson & Wales University. Ms. Sherman supports and has served on the Boards of a number of Rhode Island non-profit and civic entities. Prior to the closing of the Transaction, Ms. Sherman served as a director of Brookline Bancorp, Inc. and Brookline Bank. Ms. Sherman serves on the Risk Committee of the Board of Directors.
                                                                                                                                                    Ms. Sherman’s years of experience as the chief executive officer of several banks provide her with experience in banking and operations matters which, combined with her familiarity with the Rhode Island community, provides the Board with a unique perspective in its management of the Company’s business and qualify her to serve on the Board of Directors.

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS
A critical function of the Board is to oversee the Company’s executive management in the competent and ethical operation of the Company on a day-to-day basis, and to assure that the long-term interests of the stockholders are being served. To satisfy this duty, the Board proactively establishes appropriate policies to ensure that the Company is committed to success through the maintenance of the highest standards of responsibility and ethics.

Members of the Board bring to the Company a wide range of experience and knowledge. These varied skills provide for strong leadership and effective corporate governance. The Board works closely with senior management to ensure effective decision-making, compliance with regulations and Company policy, and strong leadership.

Board Leadership Structure

Mr. Brunelle serves as the Company’s Chairman of the Board of Directors and Mr. Perrault serves as the Company’s President and Chief Executive Officer. The Chairman and the President and Chief Executive Officer work closely to ensure that the strategic goals of the Company’s executive management team are aligned with the risk and governance oversight objectives of the Board of Directors.

The Board of Directors encourages strong communication among all of its independent directors and the Chairman of the Board. The Board of Directors also believes that it is able to effectively provide independent oversight of the Company’s business and affairs, including risks facing the Company, through the composition of its Board of Directors, the role of the independent Chairman, the strong leadership of the independent directors and the independent committees of the Board of Directors, and the other corporate governance structures and processes already in place. Fifteen of the sixteen members of the Board of Directors are non-management directors, and all of these fifteen are independent under the NYSE rules. All of the directors are free to suggest the inclusion of items on the agenda for meetings of the Board of Directors or raise subjects that are not on the agenda for that meeting. In addition, the Board of Directors and each committee has complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. The Board of Directors also holds regularly scheduled executive sessions of non-management directors in order to promote discussion among the non-management directors and assure independent oversight of management. Moreover, the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee, each of which are comprised entirely of independent directors, also perform oversight functions independent of management.

Risk Oversight

The Board of Directors plays an important role in the risk oversight of the Company. Although the Board recognizes that it is not possible to identify all risks that may affect the Company and its subsidiaries or to develop processes and controls to completely eliminate or mitigate their occurrence or effects, the Board is involved in risk oversight through its direct decision-making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees.

In particular, the Board of Directors administers its risk oversight function through (i) the review and discussion of regular periodic reports to the Board of Directors and its committees on topics relating to risks that the Company faces, including, among others, compliance risk, information security and technology risk, market risk, credit risk, interest rate risk, capital and liquidity risk, regulatory risk, operations risk, and various other matters relating to the Company’s business, (ii) the required approval

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS
by the Board of Directors (or a committee thereof) of significant transactions and other decisions, including, among others, significant new hires and promotions to the Company’s executive management positions, (iii) oversight of the Company’s enterprise risk management function by the Risk Management, Capital and Compliance Committee (the "Risk Committee"), and (iv) the direct oversight of specific areas of the Company’s business by the Audit Committee, including the receipt of regular periodic reports from the Company’s internal and external auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to the Company’s internal controls over financial reporting. The Board of Directors also relies on management to bring significant matters impacting the Company and its subsidiaries to the Board’s attention.

The Audit Committee is specifically responsible for reviewing and discussing with management and the Company’s external and internal auditor matters and activities relating to financial reporting and the related internal controls of the Company, and the guidelines and policies that govern the process by which the Company’s exposure to risk is assessed and managed by senior management.

The Risk Committee is specifically responsible for monitoring and reviewing the Company’s enterprise risk management framework and processes, emerging risks, and the adequacy of risk management functions along with capitals plans, costs of capital, opportunities and threats to capital, and stock performance for the Company.

Stockholder Engagement

Management and the Board believe that regular communication with our stockholders provides us with the benefit of their perspective and feedback, and allows management to share our opinions on the Company's position in the market and strategic goals. Prior to close of the Transaction, management did not attend investor events. Following the close of the Transaction, management attended two investor events. Throughout the year, management responds to direct outreach by stockholders including through calls and emails.

We intend to conduct annual stockholder outreach campaigns in 2026 to solicit feedback from our top 25 stockholders relative to the Company's compensation and corporate governance practices. Due to the Transaction, this outreach campaign was not conducted in 2025. We remain committed to strong governance practices and encourage stockholder communications.

Board Committees

In 2025, the Board met eight times. The legacy Berkshire Board held five meetings prior to close of the Transaction and the Company's Board held three meetings after the close. Each director in office on December 31, 2025 attended at least 75% of the combined total number of meetings of the Board and board committees of which he or she was a member, and the independent directors meet at least eight times during the year in executive session. In addition, the Company strongly encourages all directors to attend the Annual Meeting of Stockholders. All of the directors nominated for election attended the 2025 Annual Meeting of Stockholders, and the Company anticipates that all of the directors will attend the Annual Meeting.

The Board has four standing committees: Audit, Compensation, Corporate Governance and Nominating, and Risk Management, Capital and Compliance. Written charters for the standing committees are available on the Company’s website at www.beaconfinancialcorporation.com. Information presented in this section with regard to committee membership is presented as of December 31, 2025. Meetings held prior to the close of the Transaction were comprised of legacy Berkshire directors.

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Risk Committee
David M. Brunelle		✓	✓
Mary Anne Callahan	✓
Joanne B. Chang	✓		✓
Nina A. Charnley	✓
Mihir A. Desai				✓
Margaret Boles Fitzgerald				✓
Willard I. Hill, Jr.	✓	✓
Thomas J. Hollister	✓		Chair
William H. Hughes III			✓
Sylvia Maxfield	Chair			✓
Bogdan Nowak		Chair	✓
John M. Pereira		✓		✓
Karyn Polito		✓	✓
Eric S. Rosengren		✓		Chair
Merrill Sherman				✓

Audit Committee	Meetings in 2025: 12
Sylvia Maxfield (Chair) Mary Anne Callahan Joanne B. Chang Nina A. Charnley Willard I. Hill, Jr. Thomas J. Hollister
The Audit Committee is responsible for duties including the following: (i) reviewing the scope of the proposed audit, including the adequacy of staffing; (ii) discussing the contents of our audited financial statements with management and the independent auditor; (iii) appointing, compensating, evaluating, and/or replacing the independent registered public accounting firm; (iv) pre-approving the terms of services provided by and fees paid to the independent registered public accounting firm for audit, and non-audit-related engagements; (v) overseeing the internal and external audit function; and (vi) monitoring and assessing the Company's system of internal controls. The Board has determined that each of Ms. Charnley, Dr. Maxfield, Mr. Hill and Mr. Hollister qualify as an “audit committee financial expert,” as defined by the SEC, and that all members of the Audit Committee are independent and financially literate in accordance with the NYSE rules. Please see Audit Committee Report for the report of the Audit Committee.

Compensation Committee	Meetings in 2025: 6
Bogdan Nowak (Chair) David M. Brunelle Willard I. Hill, Jr. John M. Pereira Karyn Polito Eric S. Rosengren
The Compensation Committee is responsible for overseeing the establishment of compensation levels for executive officers of the Company and reviewing compensation and related matters. Each member of the Compensation Committee is independent under the NYSE rules. Please see Compensation Committee Report for the report of the Compensation Committee.

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS

Corporate Governance and Nominating Committee	Meetings in 2025: 4
Thomas J. Hollister (Chair) David M. Brunelle Joanne B. Chang William H. Hughes III Bogdan Nowak Karyn Polito
The Corporate Governance and Nominating Committee is responsible for the annual selection of the candidates to be presented for election as directors, including nomination of sitting directors for re-election, reviewing and monitoring the Board’s adherence to the NYSE rules with respect to independence, and reviewing the Company’s committee structure and making any necessary recommendations to the Board of Directors regarding committee appointments. Each member of the Corporate Governance and Nominating Committee is independent under the NYSE rules.

Risk Management, Capital and Compliance Committee	Meetings in 2025: 4
Eric S. Rosengren (Chair) Mihir A. Desai Margaret Boles Fitzgerald Sylvia Maxfield John M. Pereira Merrill W. Sherman
The Risk Committee is responsible for monitoring and reviewing, in conjunction with the Board, the risk management programs and policies for the Company, emerging risks, and the adequacy of risk assessment and management functions. The Risk Committee is also responsible for overseeing the Company's capital position including via capital plans, stress test results, strategic initiatives, and use of operating and financial leverage. The Risk Committee provides regular reports to the Board of Directors regarding the Company’s risk management framework.

Code of Business Conduct

The Company has adopted a Code of Business Conduct that sets forth standards of ethical business conduct for all directors, officers, and employees of the Company and its subsidiaries. The purpose of the Code of Business Conduct is to provide directors, officers, and employees with a framework to make honest, ethical, and legal decisions, ensure full, fair, accurate, timely, and understandable public disclosures in periodic reports required to be filed by the Company, require compliance with applicable laws, rules and regulations, and encourage prompt internal reporting of violations of the Code of Business Conduct. All directors, officers, and employees are required to annually certify that they have read and agree to abide by the terms of the Code of Business Conduct. Additionally, the Code of Business Conduct is in conformity with the requirements of the Sarbanes-Oxley Act of 2002 and the NYSE rules. A copy of the Code of Business Conduct and any amendments to or waivers of the requirements therein are available on the Company’s website at www.beaconfinancialcorporation.com.

The Company has also adopted a Code of Ethics for Chief Executive Officer and Senior Financial Officers (the "Code of Ethics") which is in addition to, and supplements the Code of Business Conduct. The Code of Ethics is available on the Company’s website at www.beaconfinancialcorporation.com.

The Company also has adopted a Whistleblower Reporting Line Policy, a copy of which is available on the Company's website at www.beaconfinancialcorporation.com. The Board has established the Whistleblower Reporting Line Policy as a means for employees, customers, stockholders, and other interested parties to submit confidential and anonymous reports of suspected or actual violations of the Code of Business Conduct relating to, among other things:

•Accounting practices, internal accounting controls or auditing matters and procedures;
•Theft or fraud of any amount;
•Performance and execution of contracts;
•Conflicts of interest; and
•Violations of securities laws.

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS
Reports may be made by telephone, fax, email or online via the Company’s Ethics Reporting Hotline, which is administered by Integrity Counts, an independent, third-party monitoring service. The Ethics Reporting Hotline is available seven days per week, twenty-four hours per day. Reports to the Ethics Reporting Hotline may be anonymous if requested. The Ethics Reporting Hotline can be reached at:

Phone: (866) 921-6714
Fax: (604) 926-5668
Email: BBT@integritycounts.ca
Website: https://www.integritycounts.ca/org/BBT

Board Nominations

The Corporate Governance and Nominating Committee identifies nominees by evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are first considered for renomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Corporate Governance and Nominating Committee or the Board decides not to renominate a member for reelection, if a member is unable to continue in service, or if the size of the Board is increased, the Corporate Governance and Nominating Committee would seek to identify appropriate director candidates. In addition, the Corporate Governance and Nominating Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. In connection with the Transaction and standard governance evaluations, the Corporate Governance and Nominating Committee will evaluate the terms of the Company's Corporate Governance Policy in 2026. The Company's Amended and Restated Bylaws (the "Bylaws") set forth the criteria for the makeup of the Company's Board for a period of time following the close of the Transaction.

The Corporate Governance and Nominating Committee considers whether a nominee, if elected, would have the necessary qualifications, professional background, and core competencies to discharge his or her duties as well as the ability to add something unique and valuable to the Board of Directors as a whole. Although the Company does not maintain a formal policy, the Corporate Governance and Nominating Committee and the Board considers diversity when identifying and evaluating director nominees. The committee considers diversity to mean not only diversity of gender, race, ethnicity and sexual orientation, but also diversity with respect to personal and professional experiences, backgrounds, opinions, beliefs, education and perspectives. The Corporate Governance and Nominating Committee seeks to identify candidates who, at a minimum, have high personal and professional integrity, have demonstrated ability and judgment, and who will be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders.

The Corporate Governance and Nominating Committee will also consider whether a candidate satisfies the criteria for being an independent director under the NYSE rules, and if a candidate with financial and accounting experience is sought for service on the Audit Committee, whether the individual is financially literate and qualifies as an audit committee financial expert. The Corporate Governance and Nominating Committee also confirms that candidates meet the requirements set forth in the Company's Bylaws and that candidates have not been subject to certain criminal or regulatory actions that would disqualify them from service.

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS
Stockholder Nominations

Any stockholder of the Company entitled to vote for the election of directors at the Annual Meeting of Stockholders can submit the names of candidates for director by writing to the Corporate Governance and Nominating Committee, care of the Corporate Secretary, Beacon Financial Corporation, 131 Clarendon Street, Boston, Massachusetts 02116. To be timely, a stockholder’s notice must be delivered or mailed to and received at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s Annual Meeting of Stockholders; provided, however, that in the event the annual meeting is first convened more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting were held in the preceding year, notice by the stockholder to be timely must be received by the Corporate Secretary of the Company not later than the close of business on the later of the 90th day prior to the scheduled date of such Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") no later than March 14, 2027 for the 2027 Annual Meeting of Stockholders.

The submission shall include the following information set forth below:

•As to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
•The name and address of the stockholder giving the notice, as they appear on the Company’s books, and the names and addresses of the other proposing persons (if any); as to each proposing person, any material ownership interests;
•A description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any proposing person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Company;
•(A) A description of all agreements, arrangements or understandings by and among any of the proposing persons, or by and among any proposing persons and any other person (including with any proposed nominee(s)), pertaining to the nomination(s) proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (B) identification of the names and addresses of other stockholders (including beneficial owners) known by any of the proposing persons to support such nomination(s), and to the extent known the class and number of all shares of the Company’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and
•A statement whether or not the stockholder giving the notice and/or the other proposing person(s), if any, will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the Company reasonably

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS
believed by such proposing person to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder.
A nomination for Board candidates submitted by a stockholder for presentation at an Annual Meeting must comply with the procedural and informational requirements as outlined in the Bylaws of the Company.

No stockholder nominations were submitted for the Annual Meeting.

Communications with the Board

Stockholders who wish to communicate with the Board or with any director can write to the Corporate Governance and Nominating Committee, care of the Corporate Secretary, Beacon Financial Corporation, 131 Clarendon Street, Boston, Massachusetts 02116. This letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Corporate Secretary will forward the communication to the director(s) to whom it is addressed, or, if the inquiry is a request for information about the Company or a stock-related matter for example, the Corporate Secretary will respond directly. The Corporate Secretary will not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, the Corporate Secretary shall present a summary of all communications received, if any, since the last meeting and make those communications available to the directors upon request.

Transactions with Related Parties

Pursuant to various regulatory requirements and other applicable law, the Board of the Bank, must approve certain extensions of credit, contracts and other transactions between the Bank or the Company’s other subsidiaries and any director or executive officer. The Company has adopted written policies and procedures to implement these requirements which state, in essence, that any transaction between the Company, its subsidiaries and any director or executive officer, or any of their affiliates or immediate family members, may be made on terms comparable to those which the Company would reach with an unrelated, similarly-situated third-party and must be approved in advance by a vote of the Board. The office of the Company’s General Counsel is responsible for the oversight of the Company’s policy regarding related party transactions, which is typically applied to extensions of credit and any other financial transactions of a material nature between the Company, its subsidiaries, and any director or executive officer. Any director or executive officer involved in such a transaction leaves the meetings while the Board considers and votes upon the transaction.

Since January 1, 2025, neither the Company nor its present or former subsidiaries has been a party to any transaction or series of transactions in which the amount involved exceeded $120,000 and which any director, executive officer, or holder of more than 5% of the Company’s stock, or any members of the immediate family of any such person, had or will have a direct or indirect material interest with the exception of a lease agreement between Brookline Bank and Flour Bakery; a related interest of Ms. Chang. The Company did not receive amounts in excess of $120,000 from Flour Bakery in 2025, however, pursuant to the terms of the lease between the parties it is expected the Company will receive in excess of this amount in future years.

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS
Some of the directors and executive officers of the Company, as well as members of their immediate families and the companies, organizations, trusts, and other entities with which they are associated are, or during 2025 were, also customers of the Bank in the ordinary course of business, or had loans outstanding during 2025. It is anticipated that such persons and their associates will continue to be customers of and indebted to the Bank in the future. All such loans were made in the ordinary course of business, did not involve more than normal risk of collectability or present other unfavorable features, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with unaffiliated persons and, where required by law, were approved by the applicable Bank’s Board of Directors. None of these loans to directors, executive officers or their associates is nonperforming.

Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2025, the members of the Compensation Committee were Messrs. Brunelle, Hill, Nowak, Pereira, and Rosengren and Ms. Polito. None of these persons had any relationships with the Company requiring disclosure under applicable rules and regulations of the SEC.

Insider Trading Policy

The Board of Directors annually reviews and approves the Company’s policy with regard to insider trading. The Company’s Insider Trading Policy is designed to comply with the insider trading rules and applies to directors, officers, and employees of the Company and any member of such persons immediate family who lives with them. The Insider Trading Policy prohibits insiders from trading in the Company's stock while in possession of material, nonpublic information about the Company. The Company’s Insider Trading Policy prohibits insiders from pledging shares on margin, trading in derivative securities of the Company’s common stock, engaging in short sales of the Company’s securities, or purchasing any other financial instrument that is designed to hedge or offset any decrease in the market value of the Company’s securities. A copy of the Company's Insider Trading Policy was filed with the Company's Annual Report on Form 10-K which was filed with the SEC on March 2, 2026.

Stock Ownership and Retention Guidelines

The Compensation Committee believes that Company stock ownership by the Board and executive officers strengthens their commitment to the Company’s future and further aligns their interests with those of the Company’s stockholders.  The Compensation Committee encourages the Company’s directors and executive officers to purchase and own Company stock and discourages sales of Company stock except pursuant to a pre-arranged plan. The Company maintains Stock Ownership Guidelines (the "Guidelines") for the Company's directors and the executive officers named in this Proxy Statement.

The Guidelines provide that all members of the Board will maintain ownership of Company stock with a market value equal to a minimum of five times the value of the annual cash retainer paid to a member of the Board for serving on the Company’s Board. The Guidelines provide that the executive officers as set forth below will maintain ownership of Company stock with a market value as set forth in below:

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS

Chief Executive Officer	Five times base salary
Chief Financial & Strategy Officer	Two times base salary
Chief Banking Officer	Two times base salary
Chief Operations Officer	Two times base salary
Chief Credit Officer	Two times base salary
General Counsel	Two times base salary
Chief Human Resources Officer	Two times base salary

Members of the Board and executive officers have a period of five years from the date of their election to the Board or appointment as an executive officer to satisfy this requirement. The Guidelines require that a minimum of 50% of shares (net of taxes) held upon each vesting until the ownership guidelines are met. In the event a director no longer meets the Guidelines, he or she will have 18 months to acquire additional shares of Company stock in order to satisfy the Guidelines. The Compensation Committee reserves the right to make exceptions to the Guidelines, as appropriate.

The stock ownership requirements may be met with the following forms of stock ownership: direct ownership, joint ownership, beneficial ownership, and unvested shares of time-based restricted stock.

The Compensation Committee reviews compliance with the Guidelines on an annual basis. Stock ownership values are calculated based on the average stock price for the three year period prior to the Compensation Committee's review. As of December 31, 2025, all directors and executive officers with at least five years of service were in compliance with the Guidelines with the exceptions of Dr. Maxfield, Ms. Courtwright and Mr. Prescott all of whom are expected to be in compliance by May 2026.

The Compensation Committee will continue to review the Company’s position regarding Company stock ownership on an annual basis to evaluate the stock ownership practices of directors and executive officers and to consider any necessary changes or enhancements to the Company’s position regarding Company stock ownership.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

Persons and groups who beneficially own in excess of five percent of the Company's common stock are required to file certain reports with the SEC regarding ownership. The following table sets forth, as of the Record Date, the shares of common stock beneficially owned by each person who was the beneficial owner of more than five percent of the Company’s common stock, including shares owned by its directors (based solely on the information reported by such persons in their most recent Schedule 13D and 13G filings with the SEC).

Name and Address of Owner	Shares of Common Stock	Percent of Class of Ownership (6)
BlackRock, Inc.(1)	6,769,632	8.06%
50 Hudson Yards
New York, NY 10001

The Vanguard Group, Inc. (2)	5,025,964	5.98%
100 Vanguard Blvd.
Malvern, PA 19355

Dimensional Fund Advisors LP (3)	2,525,556	3.01%
Building One
6300 Bee Cave Road
Austin, TX 78746

Fuller & Thaler Asset Management, Inc. (4)	2,734,140	3.25%
411 Borel Avenue, Suite 300
San Mateo, CA 94402

State Street Corporation. (5)	2,393,791	2.85%
60 State Street
Boston, MA 01209

1	Based exclusively on a Schedule 13G/A filed by BlackRock, Inc. on April 25, 2025. The filer claimed sole power to vote or to direct the vote of 6,689,258 shares and the sole power to dispose or to direct the disposition of 6,769,632 shares.
2	Based exclusively on a Schedule 13G/A filed by The Vanguard Group, Inc. on February 13, 2024. The filer claimed sole power to vote or direct the vote of 0 shares and the sole power to dispose or to direct the disposition of 4,947,088 shares.
3	Based exclusively on a Schedule 13G filed by Dimensional Fund Advisors LP on February 9, 2024. The filer claims sole power to vote or direct the vote of 2,471,060 shares and the sole power to dispose or direct the disposition of 2,525,556 shares.
4	Based exclusively on a Schedule 13G/A filed by Fuller & Thaler Asset Management, Inc. on August 14, 2025. The filer claims sole power to vote or direct the vote of 2,703,668 shares and the sole power to dispose or direct the disposition of 2,734,139 shares.
5	Based exclusively on a Schedule 13G/A filed by State Street Corporation on August 8, 2025. The filer claims sole power to vote or direct the vote of 0 shares and the sole power to dispose or direct the disposition of 0 shares. The filer claims the shared dispositive power of 2,393,791.
6	The percentage ownership reflects the reported ownership shares as a percentage of current post Transaction shares outstanding and may not represent the same percentage ownership as reflected in the Schedule 13G or 13G/A filed prior to the Transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table details, as of the Record Date, information concerning the beneficial ownership of our common stock by:
•Each director;
•Each of our named executive officers; and
•All directors and executive officers as a group.

Name and Address of Beneficial Owner*	Age	Position	Director Since (1)	Number of Shares Beneficially Owned (2)	Percent of Class (3)
David M. Brunelle	55	Chairman	2017	23,390 (4)	**
Mary Anne Callahan	63	Director	2023	33,374 (5)	**
Carl M. Carlson	62	Chief Financial & Strategy Officer	N/A	75,712 (6)	**
Joanne B. Chang	56	Director	2025	10,443 (7)	**
Nina Charnley	70	Director	2021	8,430 (8)	**
Jacqueline Courtwright	62	Chief Human Resources Officer	N/A	18,471 (9)	**
Mihir Desai	57	Director	2022	6,835 (10)	**
Margaret Boles Fitzgerald	70	Director	2025	16,344 (11)	**
Sean A. Gray	49	Chief Operations Officer	N/A	126,503 (12)	**
Willard I. Hill, Jr.	70	Director	2025	12,633 (13)	**
Thomas J. Hollister	71	Director	2025	30,393 (14)	**
William H. Hughes III	62	Director	2019	13,540 (15)	**
Sylvia Maxfield	67	Director	2020	11,484 (16)	**
Bogdan Nowak	62	Director	2025	112,030 (17)	**
John M. Pereira	69	Director	2025	19,431 (18)	**
Paul A. Perrault	74	President and Chief Executive Officer	2025	253,801 (19)	**
Karyn Polito	59	Director	2023	5,449 (20)	**
Wm. Gordon Prescott	64	General Counsel	N/A	32,555 (21)	**
Eric S. Rosengren	68	Director	2023	4,922 (22)	**
Merrill W. Sherman	77	Director	2025	23,421 (23)	**
Directors and Officers as a
Group (22 persons)				917,630	1.09%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

*	Unless otherwise indicated, the address is c/o Beacon Financial Corporation, 131 Clarendon Street, Boston, MA 02116.
**	Less than 1%.
1	The dates for legacy Brookline directors reflect their appointment to the Company's Board effective as of the close of the Transaction. The dates for the legacy Berkshire directors reflect their appointment to the Board of Directors of Berkshire.
2	The number of shares of common stock “beneficially owned” by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. “Number of Shares Beneficially Owned” includes shares of common stock that may be acquired upon the exercise of options to acquire shares of common stock that are exercisable on or within 60 days after March 20, 2026. Except as otherwise noted, each beneficial owner has sole voting and investment power over the shares and units.
3	The total number of shares outstanding used in calculating this percentage assumes the exercise of all options to acquire shares of common stock that are exercisable on or within 60 days after March 20, 2026 held by the beneficial owner and that no options held by other beneficial owners are exercised.
4	Includes 19,390 shares as to which he has sole voting and investment power and 4,000 shares held by his IRA as to which he has sole voting and investment power.
5	Includes 17,374 shares held by Ms. Callahan's Trust Account as to which she has sole voting and investment power and 16,000 shares held by her IRA account as to which she has sole voting and investment power.
6	Includes 7,879 shares of unvested restricted stock as to which he has sole voting and investment power and 67,833 shares as to which he has the sole voting and investment power.
7	Includes 10,443 shares of stock as to which she has sole voting power and investment power.
8	Includes 8,430 shares of stock as to which she has sole voting power and investment power.
9	Includes 18,025 shares of stock as to which she has sole voting and investment power and 446 shares of stock held by her 401(k) account as to which she has sole voting and investment power.
10	Includes 6,835 shares of stock as to which he has sole voting power and investment power.
11	Includes 16,071 shares of stock as to which she has sole voting and investment power and 273 shares of stock held by her IRA as to which she has sole voting and investment power.
12	Includes 123,741 shares of stock as to which he has sole voting and investment power and 2,762 shares of stock held by his 401(k) account as to which he has sole voting and investment power.
13	Includes 12,326 shares of stock as to which he has sole voting and investment power and 307 shares of stock held by his IRA account as to which she has sole voting and investment power.
14	Includes 22,917 shares of stock as to which he has sole voting and investment power and 7,476 shares of stock held by his IRA account as to which she has sole voting and investment power.
15	Includes 13,540 shares of stock as to which he has sole voting power and investment power.
16	Includes 11,484 shares of stock as to which she has sole voting power and investment power.
17	Includes 7,879 shares of unvested restricted stock as to which he has sole voting power and 17,676 shares as to which he has sole voting and investment power.
18	Includes 6,341 shares of unvested restricted stock as to which he has sole voting power and 42,421 shares as to which he has sole voting and investment power.
17	Includes 112,029.881 shares of stock as to which he has sole voting and investment power. Mr. Nowak participates in the Company's Dividend Reinvestment Program which results in the allocation of partial shares. Shares of ownership are rounded for inclusion in the above table.
18	Includes 19,431 shares of stock as to which he has sole voting power and investment power.
19	Includes 17,921 shares of unvested restricted stock as to which he has sole voting power; 204,380 shares as to which he has sole voting and investment power and 31,500 shares of stock held by the Paul A. Perrault Grantor Retained Annuity Trust #3 as to which he has no voting and investment power.
20	Includes 5,449 shares of stock as to which she has sole voting power and investment power.
21	Includes 28,584 shares of stock as to which he has sole voting and investment power; 1,327 shares of stock held in his IRA as to which he has sole voting and investment power; and 2,644 shares of stock held by his 401(k) account as to which he has sole voting and investment power.
22	Includes 4,922 shares of stock as to which he has sole voting power and investment power.
23	Includes 23,421 shares of stock as to which she has sole voting power and investment power.
24	No shares have been pledged as collateral for a loan, in a broker margin account, or otherwise.
N/A	Not Applicable

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

Section 16(a) Reports
Pursuant to federal securities laws, our directors, certain executive officers, and beneficial owners of more than 10% of the Company's stock are required to report their beneficial ownership, and any changes in that beneficial ownership, to the SEC in accordance with reporting requirements set forth by the SEC. We are required to report in this Proxy Statement any late filings made by our directors or executive officers in 2025. Based on the Company's review of the filings, the Company believes its directors and executive officers timely complied with the reporting requirements of Section 16 of the Exchange Act for the period ended December 31, 2025.

DIRECTOR COMPENSATION

The Company’s primary goal relative to director compensation is to provide competitive and reasonable compensation to non-officer directors to attract and retain qualified candidates to serve on the Company’s Board. Directors who are also employees of the Company are not eligible to receive board fees. All fees earned are paid in cash and are eligible for deferral under the Nonqualified Deferred Compensation Plan, details of which are provided in the Executive Compensation - Compensation Discussion and Analysis portion of this Proxy Statement. With regard to director participation in the Nonqualified Deferred Compensation Plan, directors may elect to defer from 25% to 100% of their annual retainer for service on the Board of Directors of the Company. Directors may be reimbursed for reasonable and necessary expenses incurred in connection with their service.

The following table sets forth certain information as to the total remuneration paid to our directors other than Mr. Perrault for the year ended December 31, 2025. No compensation was paid to Mr. Perrault for his services as a director. The information in this table sets forth compensation paid to legacy Berkshire directors for the full year, and compensation paid to the legacy Brookline directors from the date they joined the Company's Board through year end. In accordance with the terms of the Transaction, grants of restricted stock were not made in 2025. Instead, each director in office as of December 31, 2025 received a cash payment equal to the dollar value of the stock award their respective legacy company would have otherwise granted.

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
David M. Brunelle	218,000	—	-	1,938	219,938
Mary Anne Callahan	142,000	—	-	1,938	143,938
Joanne B. Chang	80,000	—	-	—	80,000
Nina A. Charnley	151,000	—	-	1,938	152,938
Mihir A. Desai	131,000	—	-	1,938	132,938
Margaret Boles Fitzgerald	84,167	—	-	—	84,167
Willard I. Hill, Jr.	80,000	—	-	—	80,000
Thomas J. Hollister	97,500	—	-	—	97,500
William H. Hughes III	131,000	—	-	1,938	132,938
Sylvia Maxfield	170,000	—	-	1,938	171,938
Bogdan Nowak	84,167	—	-	—	84,167
John M. Pereira	80,000	—	-	—	80,000
Karyn Polito	134,000	—	-	1,938	135,938
Eric S. Rosengren	149,000	—	-	1,938	150,938
Merrill W. Sherman	80,000	—	-	—	80,000

DIRECTOR COMPENSATION

1	For 2025 only, for legacy Berkshire directors reflects all fees earned or paid for services as a director of the Company before and after close of the Transaction including legacy Berkshire fees and committee structure. Also includes amounts which have been deferred at the election of the non-employee directors and compensation for serving on the committees of the Board of Directors. For 2025 only, for legacy Brookline directors reflects all fees earned or paid for services as a director of the Company from close of the Transaction through year end. From close of the Transaction through year end, the legacy Brookline directors were paid the balance of their retainer and committee chair retainers pursuant to the legacy Brookline retainer structure. All Company directors will be compensated using the same structure beginning in 2026.
2	Each non-employee director in office on December 31, 2025 received a discretionary award of cash in lieu of stock with a value of $70,000 for legacy Berkshire directors and $60,000 for legacy Brookline directors.
3	Reflects stock grants made in 2025. None of the Company's directors received a grant of restricted stock in 2025.
4	Reflects changes in pension value or nonqualified deferred compensation earnings. None of the Company's directors participated in the nonqualified deferred compensation program in 2025.
5	Reflects accrued dividends and interest paid on stock awards that vested in 2025. Restricted stock awards are eligible to receive accrued dividends following the date of vest.

Cash Retainer for Non-Employee Directors

The following table sets forth the applicable retainers paid to our non-employee directors for their services on the Board of Directors of Beacon Financial Corporation and Beacon Bank during 2025:

Annual Retainer	$45,000	(1)
Annual Retainer for Board Chair	$110,000
Annual Retainer for Board Vice Chair	$65,000	(2)
Chair of the Audit Committee	$13,000
Chair of the Compensation Committee	$6,000
Chair of the Corporate Governance and Nominating Committee	$6,000
Chair of the Risk Management Committee	$6,000
Retainer for Attendance at Audit Committee Meetings	$12,000
Retainer for Attendance at All Other Committee Meetings	$8,000

1	Mr. Perrault, as an employee director, did not receive an annual retainer.
2	Not applicable in 2025.

EXECUTIVE OFFICERS
The following sets forth certain information regarding executive officers of the Company. Information pertaining to Mr. Perrault, who is both a director and an executive officer of the Company, may be found in the section entitled Proposal 1: Election of Directors.

Name	Position with Company	Age
Carl M. Carlson	Chief Financial & Strategy Officer	62
Jacqueline Courtwright	Chief Human Resources Officer	62
Sean A. Gray	Chief Operations Officer	49
Michael W. McCurdy	Chief Banking Officer	57
Mark J. Meiklejohn	Chief Credit Officer	62
Wm. Gordon Prescott	General Counsel and Corporate Secretary	64

Carl M. Carlson	Chief Financial & Strategy Officer
Mr. Carlson serves as Chief Financial & Strategy Officer of the Company. Mr. Carlson joined the Company in 2025 following the close of the Transaction. From 2014 through 2025, Mr. Carlson served as the Co-President & Chief Financial & Strategy Officer of Brookline Bancorp, Inc. Prior to his tenure with Brookline Bancorp, Inc., Mr. Carlson served in a number of roles at Webster Financial Corporation and North Fork Bancorporation. Mr. Carlson earned a Master's in Business Administration from Dowling College and a Bachelor's Degree in Finance from Clarkson University.

Jacqueline Courtwright	Chief Human Resources Officer

Ms. Courtwright serves as the Chief Human Resources Officer of the Company. From 2020 through 2025, Ms. Courtwright served as the Senior Executive Vice President and Chief Human Resources and Culture Officer of Berkshire Hills Bancorp, Inc. and Berkshire Bank. Ms. Courtwright joined Berkshire Bank in 2012 as Vice President, Human Resources Business Partner Leader. Prior to joining Berkshire Bank, Ms. Courtwright served as Vice President, Human Resources Business Partner at Citizens Bank and she also held senior human resource roles during her 20 years at KeyBank. Ms. Courtwright holds a Bachelor of Science in Organizational Leadership from the University of New England and a Senior Professional in Human Resources (SPHR) designation. She also completed the Advanced Leadership Development Program at Babson College.

EXECUTIVE OFFICERS

Sean A. Gray	Chief Operations Officer

Mr. Gray serves as the Company’s Chief Operations Officer and as President of the Beacon Bank Foundation. Mr. Gray has held multiple senior leadership roles of increasing responsibility since joining Berkshire Bank in 2007. During his tenure at Berkshire Bank, Mr. Gray led Berkshire Bank’s core operating divisions, including retail and commercial banking, specialty lending, mortgage banking, wealth management, and insurance. Mr. Gray also oversaw key enterprise functions including technology, human resources, marketing, facilities, business line analytics, corporate development, cash management, government banking, and regional market leadership. Mr. Gray has built his career around driving operational excellence, strategic growth, and enterprise-wide performance within the banking industry. Mr. Gray previously served as President and Chief Operating Officer of Berkshire Bank from November 2018 through 2025 and as Senior Executive Vice President of Berkshire Hills Bancorp, Inc. from 2015 through 2025. Mr. Gray earned his Masters of Business Administration degree from Duke University’s Fuqua School of Business and his Bachelor of Science at Bentley University.

Michael W. McCurdy	Chief Banking Officer

Mr. McCurdy serves as the Chief Banking Officer of the Company. Mr. McCurdy joined the Company in 2025 following the close of the Transaction. From 2021 through 2025, Mr. McCurdy served as the Co-President and Chief Operating Officer of Brookline Bancorp, Inc. From 2011 through June 2021, Mr. McCurdy served as Chief Risk Officer, General Counsel and Corporate Secretary of Brookline Bancorp, Inc. From 2007 until 2011, Mr. McCurdy served as an Executive Vice President, General Counsel and Corporate Secretary for Danvers Bancorp, Inc., overseeing the Company's legal and retail areas. Mr. McCurdy was President and Chief Executive Officer of BankMalden from 2001 to 2007. Mr. McCurdy is an Adjunct Professor of Law at Suffolk Law School and currently teaches Banking Law. Mr. McCurdy serves on the Board of Directors of The Women's Lunch Place, a Boston-based not for profit organization. Mr. McCurdy earned his Juris Doctor degree from Suffolk University School of Law and his Bachelor of Arts degree from the University of California at Santa Barbara.

EXECUTIVE OFFICERS

Mark J. Meiklejohn	Chief Credit Officer

Mr. Meiklejohn serves as the Chief Credit Officer of the Company. Mr. Meiklejohn joined the Company in 2025 following the close of the Transaction. From 2022 through 2025, Mr. Meiklejohn served as the Chief Credit Officer of Brookline Bancorp, Inc. From 2012 to 2022, Mr. Meiklejohn served as President and Chief Executive Officer and a member of the Board of Directors of Bank Rhode Island. Mr. Meiklejohn joined Bank Rhode Island in January 2006 as the Director of Commercial Banking. In 2008, he became the Chief Lending Officer of Bank Rhode Island, responsible for all lending activities as well as cash management, business development, and oversaw the operations at Macrolease, Inc., Bank Rhode Island's leasing subsidiary. Prior to joining Bank Rhode Island, Mr. Meiklejohn was a Senior Vice President in middle market lending with Citizens Bank. Mr. Meiklejohn began his career at Fleet Bank in 1985. Mr. Meiklejohn earned a bachelor's degree from the University of Connecticut.

Wm. Gordon Prescott	General Counsel & Corporate Secretary
Mr. Prescott serves as General Counsel and Corporate Secretary of the Company. Mr. Prescott joined Berkshire Hills Bancorp, Inc. and Berkshire Bank as VP, General Counsel and Corporate Secretary in 2008, and obtained the position of Senior Executive Vice President, General Counsel and Corporate Secretary in 2018 through 2025. Mr. Prescott has more than 39 years of experience in the legal profession, including extensive experience as in-house corporate counsel. Mr. Prescott earned his Juris Doctor degree from Boston University School of Law and his Bachelor of Arts degree from Dartmouth College.

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS
Overview

The Compensation Discussion and Analysis ("CD&A") provides a description of the roles and responsibilities of the Compensation Committee (the “Compensation Committee” or the “Committee”) of the Company’s Board of Directors. Additionally, this CD&A describes the Company's executive compensation philosophy, guidelines and programs, and the material factors affecting the Company's decisions regarding the compensation of its senior executives. The named executive officers (the “Named Officers”) for 2025 are:

Paul A. Perrault	President and Chief Executive Officer
Carl M. Carlson	Chief Financial & Strategy Officer
Sean A. Gray	Chief Operations Officer
Jacqueline Courtwright	Chief Human Resources Officer
Wm. Gordon Prescott	General Counsel and Corporate Secretary
Nitin J. Mhatre	Former Chief Executive Officer, Berkshire Hills Bancorp, Inc.
Brett Brbovic	Former Chief Financial Officer, Berkshire Hills Bancorp, Inc.
James C. Brown	Former Head of Commercial Banking, Berkshire Hills Bancorp, Inc.
Gregory Lindenmuth	Former Chief Risk Officer, Berkshire Hills Bancorp, Inc.
Please note: Messrs. Brbovic, Brown, Lindenmuth, and Mhatre are former executive officers of Berkshire who departed the Company on September 1, 2025 in connection with the Transaction.

Executive Summary
Merger-Related Note

With regard to this CD&A, information presented relative to legacy Berkshire executive officers reflects legacy Berkshire compensation practices. Information presented relative to Messrs. Perrault and Carlson reflects legacy Brookline compensation practices.

Business Performance Achievements

In 2025, the Company completed the Transaction to create Beacon Financial Corporation and Beacon Bank. The Company's asset size is nearly double that of the legacy companies and the Bank is now one of the top 100 banks in the country. Management and the Board are pleased with the successful conversion and integration of cultures and remain focused on capturing the full strategic and financial benefits of the merger for clients and stockholders. The core systems conversion was successfully completed in early February 2026 and a comprehensive multi-phase rebrand of all locations to reflect Beacon Bank is underway.

In 2025, the Company's total assets increased by $11.3 billion from December 31, 2024 to $23.2 billion with total loans increasing by $8.3 billion and total deposits increasing by $10.6 billion, both as of the same time period. All increases were primarily due to the Transaction. The Company ended the year with solid asset quality as it enhanced its operating performance across key metrics with improvements in the net interest margin, return on assets and return on tangible equity. More information about the Company's 2025 performance may be found in our Annual Report on Form 10-K, which was filed with the SEC on March 2, 2026.

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS
Compensation Standards, Philosophy and Objectives

Our executive compensation program is grounded in the following policies and practices, which promote sound compensation governance, enhance our pay-for-performance philosophy and further align our executive's interests with those of our stockholders:

What We Do	What We Don't Do
Balance executive's short-term and long-term compensation to discourage short-term risk taking at the expense of long-term growth	Encourage excessive risk taking with incentives that focus on single performance goals, which may be a detriment to our Company
Emphasis on performance-based or "at risk" compensation	No significant perquisites
Insider Trading Policy that includes anti-hedging and pledging policy	No excise or tax gross ups in our employment or change in control agreements
Independent compensation consultant provides competitive benchmarking on our compensation practices annually to ensure executive compensation is consistent with market practices	Our equity plan does not permit the repricing of stock options that are out of the money
Clawback Policy that requires recoupment in the event of a material financial restatement	No "single trigger" change in control severance
Double trigger change in control ("CIC") - CIC benefits are only paid upon termination event following a CIC	Dividends are not paid on unvested restricted stock until the stock vests

Compensation Philosophy and Objectives

Compensation Philosophy: The Compensation Committee believes that the Company’s success is highly dependent on the ability to hire and retain qualified executives who have the potential to influence performance and enhance stockholder value over time. The Compensation Committee works with the independent compensation consultant and, as applicable, executive management to develop a comprehensive executive compensation program, one that is competitive in the marketplace, rewards strong and prudent corporate performance, and that is aligned with stockholder interests. The Compensation Committee reviews the executive compensation program on an annual basis to ensure the program remains aligned with the Company's compensation philosophy and business objectives. The Company's compensation philosophy recognizes the importance of individual achievements and strives to reward those behaviors while also emphasizing overall corporate achievement, long-term performance and earnings growth as discussed in this CD&A.

Pay for Performance: A substantial portion of each Named Officer's total compensation is variable and contingent upon the attainment of certain specific and measurable annual- and long-term business performance objectives.

Stockholder Alignment: Our Named Officers are compensated and rewarded through a mix of components (base salaries, annual- and long-term incentives) designed to create long-term value for our stockholders and foster an environment of sustainable performance. Named Officer performance goals are aligned with the Company's strategic and operating goals which seek to provide long-term stockholder value.

Competitiveness: Target compensation is set at a level that is competitive with offerings for comparable positions at other similarly-sized institutions, with which we compete for business and talent. The

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS
Compensation Committee targets total compensation to the market median for banks of a similar size and with comparable business models to the Bank's.

Attraction and Retention: The executive compensation program is designed to enable the Company to retain superior executive talent, and as appropriate, attract new executives.

Stockholder Support: At the 2025 Annual Meeting of Stockholders, our executive compensation program received 97% support from our stockholders. The Compensation Committee values stockholder feedback and considers this feedback as part of the Compensation Committee's decision making process.

Compensation Mix

Our executive compensation program is composed of the following elements:

Compensation Component	Form	Purpose
Base Salary	Cash	Provide a fixed level of pay that recognizes the Named Officers scope of responsibilities, skills, performance and experience relative to his or her role
Short-Term Incentive Program	Cash (At-Risk and variable)	Motivate and reward Named Officers for achievement of annual Company goals that support the Company's long-term strategic plan
Long-Term Incentive Program	Equity (At-Risk and variable)	Provide incentives to Named Officers to execute the Company's longer-term financial and strategic growth goals which contribute to stockholder value generation

Compensation Policies and Practices

A summary of some of our compensation policies and practices is provided below.

Summary
Clawback Policy
The Company has adopted a Clawback Policy that is compliant with the rules issued by the SEC and the NYSE listing standards. Pursuant to the Policy, in the event the Company is required to file a financial restatement with the SEC, the Company may recoup incentive-based compensation received by the Named Officers (and other specified members of executive management) in excess of that which would have been received had the financial results been properly reported. For more information, please refer to the Clawback Policy section of this Proxy Statement, below.

Insider Trading Policy
The Company has adopted an Insider Trading Policy that applies to directors, officers, employees, and consultants with respect to trading in the Company's securities. The Company prohibits the unauthorized disclosure of any nonpublic information acquired as a result of an individual's employment or other relationship with the Company or any of its subsidiaries, as well as the misuse of material nonpublic information about the Company or any of its subsidiaries or their respective businesses in securities trading. For more information, please see the Role of the Board; Corporate Governance section of this Proxy Statement.

Prohibition on Hedging	Our Insider Trading Policy prohibits insiders from speculating in our stock including, but not limited to: short selling, buying or selling publicly traded options, including writing covered calls, and hedging or any other type of derivative arraignment that has a similar economic outcome.

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS

Prohibition on Pledging	Our Insider Trading Policy prohibits insiders from purchasing Company securities on the margin, borrowing against Company securities held in a margin account, or pledging Company securities as collateral for a loan.
Equity Grant Practice	Our practice is to approve annual equity award to eligible recipients, including the Named Officers. There may be exceptions to this practice for new hires or other off-cycle awards. We do not backdate equity awards and we do not coordinate grants of equity information so they are made before announcement of favorable information, or after the announcement of unfavorable information. The Company's equity awards are granted at fair market value on a fixed date or event. We do not grant stock options with "reload" features, nor do we loan funds to employees to permit them to exercise stock options. We do not reprice stock options.
Tax Considerations	In general, the Company may not take an annual deduction for Named Officer compensation in excess of $1 million unless an exception applies. Due to the continued importance and benefits to the Company and our stockholders of awarding compensation that is structured to properly incentivize our executive officers, the Compensation Committee believes that it is in our best interests to retain flexibility in awarding compensation, even if some awards may be non-deductible compensation expenses to the Company.
Compensation Committee Interlocks and Insider Participation	The members of our Compensation Committee are all independent directors. Our Compensation Committee members have not served as employees of the Company or any of our subsidiaries, and there are no common participants between the Compensation Committee and any other entity of the Company.

The Decision-Making Process

The Compensation Committee oversees the executive compensation program for the Named Officers. The Committee is comprised of non-employee members of our Board of Directors who meet the applicable independence requirements of the NYSE. The Compensation Committee works closely with independent consultants and management to examine the effectiveness of the Company's executive compensation program throughout the year and when considering and making any material pay decisions. The Compensation Committee considers a number of factors when making compensation decisions. Factors may include, but are not limited to:
•Peer compensation market data provided by the compensation consultant
•Operational and financial performance
•Total stockholder return both on an absolute and relative basis
•Individual Named Officer performance, including relative to their goals
•Performance of the Company relative to the Strategic Plan and annual budget
•Executive stock ownership levels
•Qualitative input from the Compensation Committee and other independent directors
•External factors including those related to the economy and financial services industry
•Internal equity
The Compensation Committee meets regularly throughout the year and held six meetings in 2025. Additional information about the Compensation Committee's authority and responsibilities are specified in the Compensation Committee's charter, which is available on our website at: www.beaconfinancialcorporation.com.

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS
Role of the Compensation Committee

In accordance with its charter, the Compensation Committee evaluates the Chief Executive Officer’s performance relative to established goals and has sole responsibility for determining his compensation based on the Compensation Committee's evaluation of his performance. Final decisions regarding the Chief Executive Officer’s compensation take into consideration his contribution to the Company’s success, along with the Company’s achievement against annually established performance targets, its relative performance compared to its peer group, and current compensation trends within the competitive marketplace.
The Compensation Committee also reviews all compensation awards to the other Named Officers. The Compensation Committee utilizes information provided by the compensation consultant along with publicly available information to gather data related to compensation practices for executive officers of financial institutions in order to determine market competitive levels of compensation as well as reviewing internal pay levels within the executive group.

Roles of Executive Officers and Management

The Compensation Committee occasionally requests one or more members of executive management to be present at committee meetings where executive compensation and Company or individual performance are discussed and evaluated. Executives may provide insight, suggestions or recommendations regarding executive compensation; however, only Compensation Committee members vote on decisions regarding executive compensation.

The Company’s Chief Executive Officer provides recommendations to the Compensation Committee on matters relating to the compensation of the executive management team other than his own compensation. In addition, the Chief Executive Officer provides specific recommendations regarding base salary adjustments and short- and long-term incentive awards for members of the executive management team other than himself to the Compensation Committee. The Compensation Committee retains sole discretion with respect to compensation decisions regarding the Company’s Named Officers.

The Role of the Compensation Consultant

The Compensation Committee has the authority to engage independent consultants to assist it in the compensation process. These consultants are retained by and report directly to the Compensation Committee. The consultants provide expertise and information about competitive trends in the marketplace, including established and emerging compensation practices at other companies.

The Compensation Committee has the sole authority to retain and terminate a consultant and to approve the consultant's fees and other terms of engagement. For 2025, the Compensation Committee retained the services of Meridian Compensation Partners, LLC ("Meridian"), which is an independent executive compensation consulting firm. The Compensation Committee assessed the independence of Meridian in 2025 pursuant to SEC and NYSE requirements and concluded that no conflict of interest exists that would prevent Meridian from serving as an independent consultant to the Compensation Committee.

A representative from Meridian attends the Compensation Committee meetings upon request for the purpose of reviewing compensation data with the Compensation Committee and participating in general discussions on compensation for the Named Officers and periodically meets with the Compensation Committee without management present. While the Compensation Committee considers input from

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS
Meridian when making compensation decisions, the Compensation Committee's final decisions reflect many factors and considerations.

In 2025, and prior to the Transaction, the Compensation Committee retained Luse Gorman PC to provide Legal advice regarding compensation matters. Following the Transaction, the Compensation Committee retained Goodwin Procter LLP and Covington & Burling LLP to provide legal advice regarding compensation related matters. The Compensation Committee assessed the independence of each of Luse Gorman PC, Goodwin Procter LLP, and Covington & Burling LLP in 2025 pursuant to SEC and NYSE requirements and concluded that no conflict of interest exists that would prevent Luse Gorman PC, Goodwin Procter LLP, or Covington & Burling LLP from serving as an independent consultant to the Committee.

Meridian, Luse Gorman PC, Goodwin Procter LLP, and Covington & Burling LLP report directly to the Compensation Committee and provide consulting services to the Committee under the Committee's direction.

Compensation Benchmarking

The Compensation Committee reviews data from a number of sources when considering executive compensation decisions including compensation at banks of a similar size and business model to the Company. These include the competitive market analysis of peer group and industry data regarding current pay level and practices relative to its named peer group prepared by the compensation consultant. The compensation consultant's analysis also includes survey data for positions of similar scope and focus in the markets where the Company competes for talent.

Market data from a variety of independent sources is used to ensure that the Company’s total compensation package is competitive in the markets within which it competes for executive talent. In addition, the Compensation Committee evaluates the mix of short-term and long-term compensation against relevant market factors with the goal of promoting long-term performance and stability for the Company while maintaining a compensation mix for each Named Officer that is competitive in the market.

In 2025, the legacy Berkshire named peer group consisted of the following1:

Community Financial Systems	Northwest Bancshares, Inc.
ConnectOne Bancorp, Inc.	OceanFirst Financial Corp.
Dime Community Bancshares	Park National Corporation
Eastern Bankshares, Inc.	Provident Financial Services, Inc.
First Commonwealth Financial Corporation	S&T Bancorp, Inc.
Flushing Financial Corporation	Tompkins Financial Corporation
Independent Bank Corp.	Univest Financial Corporation
NBT Bancorp, Inc.	Washington Trust Bancorp, Inc.

The peer group companies are headquartered predominantly in the Northeast and Middle Atlantic regions, as this provides the most reasonable basis for the evaluation of executive compensation levels. The peer group is designed to position the Company within a group of peers who have one-half to two
1 At the time legacy Berkshire compensation decisions were made, the Peer Group also included the following entities which no longer exist as of December 31, 2025: Brookline Bancorp, Inc., HarborOne Bancorp, Inc., Premier Financial Corp. and Sandy Spring Bancorp, Inc.

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS
times the Company's asset size and approximately at the median at the time compensation evaluations are conducted. Berkshire compensation evaluations were conducted in October 2024 for 2025 compensation. The total assets of the companies in legacy Berkshire's peer group ranged from $5.79 billion to $21.04 billion, with a median asset size of $11.6 billion. The Company's asset size at the time of the review was $11.63 billion. Compensation evaluations for Brookline were conducted in September 2024 for 2025. The total asset size of the companies in the legacy Brookline peer group ranged from $6.51 billion to $21.04 billion, with the median asset size of $11.6 billion. Legacy Brookline's asset size at the time of review was $11.92 billion.

While competitive practice is an important component of the Company’s compensation philosophy, it is not the sole determinant of executive compensation and benefit practices and programs.

2025 Compensation Elements and Decisions

As discussed in the Decision-Making Process section above, the Company utilizes a variety of criteria when establishing compensation opportunities for executive management positions. Along with the factors listed above, the Company considers:

•Recognition of the relative value and contribution of the position to the Company;
•Consideration of the unique qualifications and/or capabilities required by the position;
•The Company’s desired relationship to its external marketplace vis-à-vis a particular position; and
•The Company’s ability to pay.

The Company positions its executive total compensation package – base salary combined with short- and long-term incentives – to be market competitive when performance goals are achieved. Short- and long-term incentives are designed and administered to ensure that actual results in relation to the Company’s performance objectives appropriately position earned pay levels relative to the competitive market. The Company's benefit program, which is available to all full-time employees including the Named Officers, is designed to provide each employee with a competitive benefit program. As is reflected in the Summary Compensation Table, the Company maintains a very limited perquisites program and provides such benefits only where they support productivity or further the Company's business interests.

Base Salary

The base salaries of our Named Officers and other members of executive management are reviewed annually and represent a foundational component of direct compensation for executive positions at the Company. Salaries are reflective of the executive's job responsibilities, job performance and experience, and competitive in the market. Generally, base salaries are targeted to be market median. Initial base salary levels, as well as subsequent adjustments to base salaries, are determined by:

•Impact and contribution of a particular position, as well as the unique qualifications and/or capabilities an individual offers to the Company;
•Salary levels determined by reference to the external marketplace;
•Internal equity; and,
•Individual performance.

Base salary is the only portion of the executive’s total compensation package that is considered to be “fixed” compensation and is thus not “at risk” on an annual basis. Base salary levels are established to

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS
ensure that each executive is being paid competitively for sound performance. It is intended that greater rewards will be recognized when the performance targets established within the context of the Company’s short- and long-term incentive programs are achieved.

In 2025, the Compensation Committee set the annual base salaries for the Named Officers at levels that were consistent with the market analysis that was performed by the Company’s independent compensation consultant and the Compensation Committee’s assessment of the individual officer’s level of performance, contribution to the Company, and experience. Compensation amounts for Messrs. Carlson and Perrault were set by the legacy Brookline Compensation Committee. Compensation amounts for Ms. Courtwright and Mr. Prescott were adjusted in connection with the Transaction to align with market for their roles at the Company at close of the Transaction. The table below reflects the full year base salary opportunities for Messrs. Perrault, Carlson, and Prescott and Ms. Courtwright. Please refer to the Summary Compensation Table section of this Proxy Statement for actual amounts paid to each Named Officer. The 2025 total base salaries were:

Named Officer	2025 Base Salary ($)	2024 Base Salary ($)	% Change
Paul A. Perrault	$1,000,000	$970,000	4%
Carl M. Carlson	$597,000	$579,251	4%
Sean A. Gray	$595,680	$584,000	2%
Jacqueline Courtwright	$370,000	$320,000	16%
Wm. Gordon Prescott	$350,000	$300,000	17%
Nitin J. Mhatre	$851,700	$835,000	2%
Brett Brbovic	$331,500	$325,000	2%
James C. Brown	$479,400	$470,000	2%
Gregory Lindenmuth	$362,457	$355,350	2%

In all cases, base level salaries for the Named Officers were consistent with the Company’s compensation philosophy and practices as adopted by the Company’s Compensation Committee.

Short-Term Incentives

The Company’s annual variable, or “at risk,” compensation is delivered through the Company’s short-term incentive plan (the “Incentive Plan”). This program is designed to align management’s interests with the achievement of the Company’s financial objectives for the year. The Incentive Plan is cash based and a target incentive opportunity is established for each position. Once the annual aggregate funding level has been established, individual awards are determined based on each officer’s annual performance and contribution.

In 2025, and in connection with the Transaction, management was tasked with successfully completing the Transaction, integrating legacy Berkshire and Brookline along with the legacy banks, and, maintaining the ongoing, day-to-day business operations. Recognizing the unique nature of a merger of equals and the business objectives for each of Berkshire and Brookline in 2025, the Compensation Committee of Brookline and the Board of Berkshire each authorized the funding and payment of each company's legacy short-term incentive plans ("STI") at target. The 2025 STI was paid in two installments. The first installment reflecting two-thirds of the target incentive opportunity was paid by legacy Brookline and Berkshire in the final payroll prior to close of the Transaction. The remaining installment, reflecting one-third of the target incentive opportunity, was paid by the Company in February 2026. The amounts set

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS
forth in the table below reflect each Named Officer's target incentive opportunity. Please refer to the Summary Compensation Table section of this Proxy Statement for actual amounts paid to each Named Officer. Incentive awards paid to our Named Officers for 2025 annual performance were as follows:

Named Officer	Base Salary ($)	Target % of Base Salary	Payout at Target ($)	Actual Percentage Achieved (%)	Actual Payout Earned ($)
Paul A. Perrault	$1,000,000	75%	$750,000	100%	$750,000
Carl M. Carlson	$597,000	60%	$358,200	100%	$358,200
Sean A. Gray	$595,680	60%	$357,408	131%	$469,635
Jacqueline Courtwright	$370,000	60%	$222,000	100%	$204,560
Wm. Gordon Prescott	$350,000	60%	$210,000	100%	$192,400
Nitin J. Mhatre	$851,700	75%	$638,775	N/A	$—
Brett Brbovic	$331,500	40%	$132,600	N/A	$—
James C. Brown	$479,400	55%	$263,670	N/A	$—
Gregory Lindenmuth	$362,457	45%	$163,106	N/A	$—

Messrs. Mhatre, Brbovic, Brown, and Lindemuth departed the Company in connection with the Transaction and did not receive an incentive payment for 2025. Ms. Courtwright and Mr. Prescott's base salaries for 2025 were adjusted in connection with the Transaction. Their incentive payments reflect a prorated payment based on their salary at the commencement of 2025 and as adjusted in connection with the Transaction. With regard to Mr. Gray's 2025 STI payment, the legacy Berkshire Board provided for an additional incentive amount to recognize Mr. Gray's impact on and efforts relative to preparing and leading legacy Berkshire's employees through the Transaction date and integration efforts. Messrs. Perrault and Carlson were paid a prorated portion of their 2025 STI by legacy Brookline prior to close of the Transaction. Please see the Summary Compensation Table section of this Proxy Statement for the 2025 STI paid by the Company.

Long-Term Incentives

The Compensation Committee believes that profitability and growth are measured not only in annual increments, but also over an extended period of time. In addition, the Compensation Committee is of the opinion that it is important to consider performance relative to the Company’s peer group, and to align the interests of the management team with that of the Company’s stockholders. The Compensation Committee believes that these goals are accomplished through equity awards.

The Company’s equity-based long-term incentive program represents a significant component of each executive officer’s total compensation and is also variable in nature. Equity grants may be made in the form of stock options or restricted shares, and restricted shares, in turn, may vest based on performance metrics or over time. Pursuant to the Merger Agreement, the legacy companies did not provide grants of restricted stock in 2025 and instead provided awards of cash in lieu of stock to the Named Officers and certain other officers and employees. Legacy Berkshire Named Officers each received an award equal to the dollar value of their historical three-year long term incentive grant that was paid in two installments, (i) at close of the Transaction, and (ii) for those Named Officers who remained in office as of December 31st, in the final payroll of the year. Messrs. Perrault and Carlson each received an award equal to the dollar value of one-year of their historical long term incentive grant that was paid in two installments, (i) at close of the Transaction, and (ii) in the final payroll of the year.

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS
On September 19, 2025, Messrs. Perrault and Carlson received a one-time grant of time based restricted stock that vests in two equal installments on the first and second anniversaries of the close of the Transaction. The dollar value of the stock grant reflects two years of each Named Officer's historical long-term incentive grant.

Generally, time- and performance-contingent restricted stock are awarded to the Named Officers. The Compensation Committee considers the intended purpose of each award and alignment with stockholder interests in determining the appropriate form and design of these awards.

The Compensation Committee has established a target percentage of base salary for each Named Officer for the granting of stock pursuant to the Company's Long-Term Incentive Plan. As set forth above, the legacy Berkshire Named Officers received cash in lieu of stock for 2025. For all Named Officers, the dollar value of the cash in lieu of stock is reported in the Summary Compensation Table. As set forth above, Messrs. Perrault and Carlson received a combination of cash in lieu and time based long term equity awards.

The target percentage of base salary for the Company's Named Officers are as follows:

Named Officer	Target Percentage of Base Salary (%)	Time Based Restricted Stock Awards	Performance Based Restricted Stock Awards	Total 2025 Restricted Stock Grant
Paul A. Perrault	70%	17,921	—	17,921
Carl M. Carlson	50%	7,879	—	7,879
Sean A. Gray	50%	N/A	N/A	—
Jacqueline Courtwright	45%	N/A	N/A	—
Wm. Gordon Prescott	45%	N/A	N/A	—
Nitin J. Mhatre	105%	N/A	N/A	—
Brett Brbovic	50%	N/A	N/A	—
James C. Brown	80%	N/A	N/A	—
Gregory Lindenmuth	45%	N/A	N/A	—

It is the Compensation Committee's intent to resume a long-term incentive program with time- and performance-contingent restricted stock in 2026.

Vesting of the Legacy Berkshire 2022 Performance Grants
In January 2022, the Compensation Committee granted long-term incentive restricted stock awards with performance criteria (the “2022 Performance Awards”) to the legacy Berkshire Named Officers then in office in accordance with the terms of the 2022 Berkshire Hills Bancorp, Inc. Equity Plan. The terms of the 2022 Performance Awards were discussed in the Company's 2023 Proxy Statement and covered a three-year performance period running from 2022-2024. The 2022 Performance Awards were subject to the attainment of two performance measures: absolute improvement in operating ROTCE and relative TSR compared to a defined Industry Index. The Company's Operating ROTCE (as defined in the 2023 Proxy Statement) increased on an average annual basis by 0.19%. The threshold for this average outperformance was 0.75%. The Company did not achieve this threshold; therefore no incentive compensation was earned for this metric. The Company's performance relative to the second metric, relative TSR, achieved the 56th percentile, which exceeded target. The combined payout ratio was 56.3%.

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS

		Long Term Incentive Plan 2022-2024 Performance and Payout
Performance Measure	Weight	Threshold	Target	Stretch	Actual	% Funding	Pool Allocation
Absolute Annual Change in Operating ROTCE	50%	0.75%	1.09%	1.42%	0.19%	0.00%	0.00%
Relative TSR	50%	25th percentile	50th percentile	75th percentile	56th percentile	112.6%	56.30%
Payout (% of shares granted)	100%	50%	100%	150%	Total Payout		56.30%
The shares vested under the 2022 three-year performance incentives were as follows:

Named Officer	Grant Date	Shares Granted	Shares Vested
Nitin J. Mhatre	1/30/2022	16,882	9,505
Brett Brbovic	N/A	—	—
Sean A. Gray	1/30/2022	11,988	6,750
James C. Brown	N/A	—	—
Gregory Lindenmuth	1/30/2022	3,436	1,935
Jacqueline Courtwright	1/30/2022	3,087	1,738
Wm. Gordon Prescott	1/30/2022	2,350	1,323

Note: Messrs. Brbovic and Brown did not receive performance based equity awards in 2022.
Retirement Benefits
401(k) Plan
The Company provides all of its employees, including the Named Officers, with tax-qualified retirement benefits through the Company’s 401(k) Plan. The Compensation Committee believes that a 401(k) Plan is an attractive retirement vehicle for recruiting officers. All Named Officers who meet the eligibility requirements may elect to participate in the 401(k) Plan on a non-discriminatory basis. Named Officers, like other employees, may begin deferring compensation upon employment. Colleague contributions to the 401(k) Plan vest upon deferral.
The Company’s 401(k) Plan allows employees to make salary reduction contributions equal to the lesser of 75% of compensation or a maximum statutory limit which is indexed annually. The 2025 maximum statutory limit was $23,500. Those employees who are age 50 or older are permitted to make a catch-up contribution of no more than 100% of eligible compensation, or a maximum statutory limit which is indexed annually. The maximum statutory catch-up limit in 2025 was $7,500.
Pursuant to the Company’s 401(k) Plan, the Company provides an annual matching contribution equal to 100% of the first 5% of each colleague's eligible compensation deferral amount up to the annual maximum statutory limit. This annual match provided by the Company vests immediately.

Supplemental Executive Retirement Plan

On April 1, 2021, Berkshire Bank entered into a supplemental executive retirement plan ("SERP") with Mr. Mhatre. Under the terms of Mr. Mhatre's SERP, in the event of Mr. Mhatre’s termination of employment for a reason other than for cause prior to normal retirement age (age 65) and in connection with or within two years following a "change in control" (as defined in his SERP), Mr. Mhatre’s account balance would become fully vested and the amount of the account balance shall be increased to equal the amount that

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS
Berkshire Bank would have otherwise credited Mr. Mhatre’s account through the calendar year in which Mr. Mhatre would have attained normal retirement age. Mr. Mhatre's SERP was terminated in connection with the closing of the Transaction and Mr. Mhatre was paid $2 million.

On January 1, 2019, Berkshire Bank and Mr. Gray entered into a SERP. Pursuant to the terms of the SERP, on an annual basis from January 1, 2019 through January 1, 2028, and provided Mr. Gray remained employed by Berkshire Bank on the date of such contribution, Berkshire Bank agreed to credit Mr. Gray's account balance with $100,000. Berkshire Bank's total potential contribution to Mr. Gray's SERP was $1 million. Mr. Gray was entitled to the value of the vested account balance upon his termination of employment or death. Upon a termination of employment or death, the account balance would be paid in a lump sum payment to Mr. Gray or his beneficiary, as applicable. In the event that Mr. Gray's employment was terminated within two years following a change in control (as defined in the SERP), an amount equal to $1 million would be paid to Mr. Gray in a single payment. In connection with the closing of the Transaction, Mr. Gray's SERP was terminated and Mr. Gray was paid $1 million.

Nonqualified Deferred Compensation Plan

The Company has a Nonqualified Deferred Compensation Plan open to eligible participants, which includes members of the Company’s Board of Directors, and certain executive officers, including the Named Officers. The Company assumed the legacy Brookline Nonqualified Deferred Compensation Plan following close of the Transaction. Information presented in this Proxy Statement for eligible executives who participated in the legacy Brookline Nonqualified Deferred Compensation Plan reflects their cumulative balance including contributions made while employees of legacy Brookline.

Commencing January 1, 2026, all of the Company's eligible executive officers and directors (as such terms are defined in the Nonqualified Deferred Compensation Plan) may elect to defer from 5% to 100% of their annual base salary and/or cash incentive payment. Amounts deferred earn interest credited at the end of each month based on the Company’s average annual yield on earning assets for the previous calendar quarter, converted to a monthly equivalent yield. Mr. Perrault is eligible to receive a Company contribution pursuant to his Employment Agreement, please see the Named Executive Officer Compensation section of this Proxy Statement for additional details.

Employment and Change-in-Control Agreements
The Company has entered into employment agreements with certain Named Officers including its President and Chief Executive Officer, Chief Financial & Strategy Officer, Chief Operations Officer, and certain other senior officers within the Company. These agreements are intended to provide the Company with the continued employment and undivided attention of its Named Officers without the potential distraction resulting from the reduction of job security inherent in employment by a publicly-held institution. The employment agreements provide assurances to Named Officers regarding the continued payment of salary and benefits in the event of involuntary termination or a change in control at the Company. In connection with the Transaction, the Company entered into Retention Agreements with each of Ms. Courtwright and Mr. Prescott. These Retention Agreements set forth the terms and conditions of employment for each of Ms. Courtwright and Mr. Prescott. Please refer to the Named Executive Officer Compensation section of this Proxy Statement for a more detailed description of the arrangements outlined in this section.

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS
Clawback Policy

In accordance with the requirements of the Securities and Exchange Commission's Rule 10D-1 ("Rule 10D-1") and the requirements of the NYSE listing standards, the Compensation Committee has adopted the Beacon Financial Corporation Clawback Policy (the "Clawback Policy"). The Clawback Policy applies to cash and equity awards made pursuant to the Company's Short and Long Term Incentive Plans. In the event of a restatement of the Company's financial results (as that term is defined in Rule 10D-1), the Company's Compensation Committee will review all cash and equity awards paid to the Company's executive officers during the applicable three-year performance period. In the event that the Compensation Committee determines an award would have been lower based on the restated financial performance, the Compensation Committee will require such executive officer to reimburse that portion of the award that exceed the restated financial performance measures.

In addition to the Clawback Policy and any other remedies available to the Company and subject to applicable law, if the Board or the Compensation Committee of the Board determines that it is appropriate, the Company may recover in whole or in part any bonus, incentive payment, equity award or other compensation received by an officer of the Company to the extent that such bonus, incentive payment, equity award or other compensation is or was based on any financial results or operating metrics that were impacted by the officer’s knowing or intentional fraudulent or illegal conduct, including the making of a material misrepresentation contained in the Company’s financial statements.

Perquisites and Other Personal Benefits

Named Officers receive the same benefit offerings on the same basis that are available to full-time Company employees. Any other perquisites are limited to items that support our client and business objectives. The Company provides Mr. Perrault with an automobile and Mr. Gray with an automobile allowance, both pursuant to the terms of their respective Employment Agreements. The Company provides the Named Officers with memberships at local clubs to facilitate client and business objectives. The Company also provides Mr. Gray with a long-term care insurance plan to supplement the Company's disability plan for Mr. Gray.
Relationship Between Compensation Policies and Risk

The Compensation Committee regularly reviews the Company's compensation policies to ensure that they effectively incent officer performance without promoting excessive risk taking.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

Members of the Compensation Committee

Bogdan Nowak (Chair)
David M. Brunelle
Willard I. Hill, Jr.
John M. Pereira
Karyn Polito
Eric S. Rosengren

NAMED EXECUTIVE OFFICER COMPENSATION
Summary Compensation Table

The following table sets forth the cash and non-cash compensation for the fiscal years ended December 2025, 2024, and 2023 awarded to or earned by our Chief Executive Officer, Chief Financial Officer, and the Company’s three other highest paid Named Officers whose total compensation earned in 2025, 2024, and 2023 exceeded $100,000. Messrs. Mhatre, Brbovic, Brown, and Lindenmuth departed the Company in connection with the closing of the Transaction. The compensation for Messrs. Perrault and Carlson reflects their service at the Company commencing on September 1, 2025.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Paul A. Perrault...........	2025	333,333	—	452,684	242,500	—	255,923	(4)	1,284,440
President and Chief Executive
Carl M. Carlson............	2025	199,000	—	199,024	115,850	—	54,397	(5)	568,271
Chief Financial and Strategy Officer
Sean A. Gray.........	2025	595,680	100,000	—	469,635	—	1,654,054	(6)	2,819,369
Chief Operations Officer	2024	584,000	—	501,885	394,445	—	310,642		1,790,972
	2023	584,000	—	516,664	327,063	—	167,736		1,595,463

Jacqueline Courtwright	2025	340,933	30,000	—	204,560	—	1,646,706	(7)	2,222,199
Chief Human Resources Officer
Wm. Gordon Prescott..	2025	320,667	60,000	—	192,400	—	1,551,599	(8)	2,124,666
General Counsel
Nitin J. Mhatre.............	2025	567,800	—	—	—	—	7,975,050	(9)	8,542,850
Former Chief Executive Officer, Berkshire	2024	835,000	—	886,410	704,970	—	236,570		2,662,950
	2023	835,000	—	905,934	584,542	—	307,905		2,633,381
Brett Brbovic..............	2025	221,000	40,000	—	—	—	1,686,395	(10)	1,947,395
Former Chief Financial Officer, Berkshire	2024	293,071	—	165,018	109,922	—	24,642		592,653
	2023	253,575	—	111,274	59,172	—	12,163		436,184
James Brown...............	2025	319,600	—	—	—	—	2,746,895	(11)	3,066,495
Former Head of Commercial, Berkshire	2024	470,000	—	377,788	290,933	—	37,452		1,176,173
	2023	430,231	—	150,000	241,284	—	20,154		841,669
Gregory Lindenmuth	2025	241,638	10,000	—	—	—	1,895,376	(12)	2,147,014
Former Chief Risk Officer, Berkshire	2024	355,350	—	161,681	180,008	—	26,875		723,914
	2023	355,350	—	160,000	149,258	—	16,351		680,959

NAMED EXECUTIVE OFFICER COMPENSATION

1	The amounts in this column represent the bonus granted at the discretion of the Compensation Committee in excess of the amount of non-equity incentive plan compensation paid.
2
The amounts in this column represent the aggregate grant date fair value of restricted stock awards made in 2025, 2024 and 2023, respectively. The grant date fair value was calculated by multiplying the number of shares by the closing price of the Company's stock on the grant date in accordance with FASB ASC Topic 718. With respect to the performance based component of the awarded restricted stock, amounts included in this column represent the grant date fair value of the target level of the award as we consider target to be the probable outcome. There were no grants of performance based restricted stock in 2025. For a more complete description of the stock awards granted in 2025, please see Compensation Discussion and Analysis.

3	Compensation shown in this column represents payments earned under the Company's Incentive Plan. The amounts earned in 2025 were paid in 2025 and 2026. For 2025 only, the amounts earned through close of the Transaction were paid as of September 1, 2025. The amounts earned between close and December 31, 2026 were paid in February, 2026.
4	Mr. Perrault joined the Company on September 1, 2025 in connection with the Transaction. Amounts reported reflect his compensation from the Company. In 2025 includes: (a) 401(k) plan employer contribution in the amount of $5,833, (b) automobile expense in the amount of $1,348, (c) club dues in the amount of $2,048, (d) insurance benefit payments in the amount of $9,023, and (e) a health savings account contribution in the amount of $400, (f) deferred compensation plan employer contributions in the amount of $161,000, and (g) a cash in lieu of stock payment in the amount of $76,271. With respect to Mr. Perrault's automobile expenses, the Company computes the aggregate incremental cost of the automobile to Mr. Perrault by using the annual depreciation amount and reports taxable cost of the automobile to Mr. Perrault here.
5	Mr. Carlson joined the Company on September 1, 2025 in connection with the Transaction. Amounts reported reflect his compensation from the Company. In 2025 includes: (a) 401(k) plan employer contribution in the amount of $5,833, (b) club dues in the amount of $5,978, (c) insurance benefit payments in the amount of $8,656, (d) a health savings account contribution in the amount of $400, and (e) a cash in lieu of stock payment in the amount of $33,530.
6	In 2025 includes: (a) 401(k) plan employer contribution in the amount of $13,657, (b) insurance benefit payments in the amount of $17,789, (c) a Supplemental Executive Retirement account payout in the amount of $1,000,931, (d) a cash in lieu of stock payment in the amount of $496,400, (e) long term care insurance in the amount of $32,247, (f) a long term care insurance tax gross up in the amount of $2,445, (g) a health savings account contribution in the amount of $1,000, (h) automobile expenses in the amount of $15,000, and (i) dividends on unvested restricted stock grants in the amount of $74,585.
7	In 2025 includes: (a) 401(k) plan employer contribution in the amount of $13,510, (b) a cash in lieu of stock payment of $144,000, (c) insurance benefit payments in the amount of $20,505, (d) a change in control payment in the amount of $1,446,000, (e) a long term care insurance tax gross up in the amount of $488, (f) a health savings account contribution in the amount of $1,000, and (g) dividends on unvested restricted stock grants in the amounts of $21,203.
8	In 2025 includes: (a) 401(k) plan employer contribution in the amount of $11,086, (b) a cash in lieu of stock payment of $135,000, (c) insurance benefit payments in the amount of $20,505, (d) a change in control payment in the amount of $1,365,000, (e) a long term care insurance tax gross up in the amount of $442, (f) a health savings account contribution in the amount of $1,000, and (g) dividends on unvested restricted stock grants in the amounts of $18,566.
9	Mr. Mhatre departed the Company in connection with the Transaction on September 1, 2025. Mr. Mhatre's base salary for 2025 was 851,700, the amount reported in the table reflects the portion of his base salary received prior to his departure. In 2025 includes: (a) 401(k) plan employer contribution in the amount of $14,000, (b) a cash in lieu of stock payment of $584,500, (c) insurance benefit payments in the amount of $11,859, (d) a change in control payment in the amount of $7,223,392, (e) a long term care insurance tax gross up in the amount of $4,300, (f) automobile expenses in the amount of $12,808, (g) a health savings account contribution in the amount of $667, and (h) dividends on unvested restricted stock grants in the amounts of $123,524.
10	Mr. Brbovic departed the Company in connection with the Transaction on September 1, 2025. Mr. Brbovic's base salary for 2025 was 331,500, the amount reported in the table reflects the portion of his base salary received prior to his departure. In 2025 includes: (a) 401(k) plan employer contribution in the amount of $9,919, (b) a cash in lieu of stock payment of $108,333, (c) insurance benefit payments in the amount of $11,475, (d) a change in control payment in the amount of $1,530,714, (e) a health savings account contribution in the amount of $333, (f) automobile expenses in the amount of $10,673, and (g) dividends on unvested restricted stock grants in the amounts of $14,948.

11	Mr. Brown departed the Company in connection with the Transaction on September 1, 2025. Mr. Brown's base salary for 2025 was $479,400, the amount reported in the table reflects the portion of his base salary received prior to his departure. In 2025 includes: (a) a cash in lieu of stock payment of $249,100, (b) insurance benefit payments in the amount of $11,890, (c) a change in control payment in the amount of $2,462,657, (d) a long term care insurance tax gross up in the amount of $453, (e) a health savings account contribution in the amount of $667, and (f) dividends on unvested restricted stock grants in the amounts of $22,128.
12	Mr. Lindenmuth departed the Company in connection with the Transaction on September 1, 2025. Mr. Lindenmuth's base salary for 2025 was 362,457, the amount reported in the table reflects the portion of his base salary received prior to his departure. In 2025 includes: (a) 401(k) plan employer contribution in the amount of $11,068, (b) a cash in lieu of stock payment of $106,600, (c) insurance benefit payments in the amount of $5,086, (d) a change in control payment in the amount of $1,748,770, (e) a health savings account contribution in the amount of $333, (f) a long term care insurance tax gross up in the amount of $331, and (g) dividends on unvested restricted stock grants in the amounts of $23,188.

NAMED EXECUTIVE OFFICER COMPENSATION
Grants of Plan-Based Awards – 2025

The following table itemizes 2025 stock awards made to the Company’s Named Officers as of December 31, 2025. The information presented below reflects stock awards made by the Company in 2025. Messrs. Mhatre, Brbovic, and Brown are no longer with the Company and did not receive stock awards in 2025. As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, above, Ms. Courtwright and Messrs. Gray and Prescott received cash in lieu of stock awards in 2025.

				Estimated Payouts Under Non-Equity Incentive Plan Awards (1)	Estimated Future Payouts Under Equity Incentive Plan Awards (2)					All Other Stock Awards: Number of Shares of Stock or Units (#)(6)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards ($)(7)
Name	Grant Date		Date of Grant Approval	Target ($)	Threshold (#)(3)		Target (#)(4)	Maximum (#)(5)

Paul A. Perrault				750,000	—		—	—		—		—	—
	9/19/2025		9/8/2025		—		—	—		17,921		—	—		452,684
		6/22/2022			—	—	—	—	—	—	—	—	—	314999	—

Carl M. Carlson				358,200	—		—	—		—		—	—		—
	9/19/2025		9/8/2025		—		—	—		7,879		—	—		199,024
					—		—	—		—		—	—		—
Sean A. Gray				357,408	—		—	—		—		—	—		—
					—		—	—		—		—	—		—
					—		—	—		—		—	—		—
Jacqueline Courtwright				222,000	—		—	—		—		—	—		—
					—		—	—		—		—	—		—
					—		—	—		—		—	—		—
Wm. Gordon Prescott				210,000	—		—	—		—		—	—		—
					—		—	—		—		—	—		—
Nitin J. Mhatre					—		—	—		—		—	—		—
				638,775	—		—	—		—		—	—		—
					—		—	—		—		—	—		—
Brett Brbovic				132,600	—		—	—		—		—	—		—
					—		—	—		—		—	—		—
James Brown				263,670	—		—	—		—		—	—		—
					—		—	—		—		—	—		—
Gregory Lindenmuth				163,106	—		—	—		—		—	—		—
					—		—	—		—		—	—		—

NAMED EXECUTIVE OFFICER COMPENSATION

1
This column displays the potential payouts to the Named Officers under the Incentive Plan assuming target and maximum levels of performance are met. The Incentive Plan does not establish a minimum or a maximum for these allocations, therefore the sub-columns "Threshold ($)" and "Maximum ($)" are not applicable and have not been presented. Actual amounts paid in February 2026 to the Named Officers under the Incentive Plan are reflected in the Summary Compensation Table under the column Non-Equity Incentive Plan Compensation.

2
For 2025 only, performance based shares were not granted to the Named Officers. Legacy Berkshire Named Officers received a cash in lieu of stock payment equivalent to the dollar value of a three year grant of restricted stock. Messrs. Perrault and Carlson each received a Cash in Lieu of stock payment equivalent to the dollar value of a one year grant of restricted stock and a grant of time based restricted stock equivalent to the dollar value of a two year grant of restricted stock. Please see the Compensation Discussion and Analysis section of this Proxy Statement for more information.

3	Threshold has been established as performance at the 25th percentile or greater when measured against the defined peer group. Performance between the 25th and 50th percentile would be determined via linear interpolation.
4	Target has been established as performance at the 50th percentile of the peer group.
5	Performance between the 50th and 75th percentile would be paid between target and maximum, determined via linear interpolation. Maximum payments of 150% of target would be paid for performance above the 100th percentile when measured relative to the peer group determined via linear interpolation.
6	Time based shares granted to the Named Officers on September 19, 2025 vest one-half per year for two years.
7	Amounts in this column reflect the aggregate grant date fair value of the time based restricted stock awards granted in 2025. The grant date fair value of the time and performance based restricted stock awards was determined by multiplying the number of restricted shares granted by the closing price of the Company's common stock on September 19, 2025 for the Named Officer. For purposes of this table, the grant date fair value of the performance shares was assumed at the target level, which we consider to be the probable outcome.

NAMED EXECUTIVE OFFICER COMPENSATION
Outstanding Equity Awards at Fiscal Year End – 2025

The following table itemizes outstanding stock awards held by the Company’s Named Officers as of December 31, 2025. In connection with the Transaction, all outstanding stock awards vested. The information presented below reflects stock awards made by the Company in 2025. Messrs. Mhatre, Brbovic, and Brown are no longer with the Company and did not receive stock awards in 2025. As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, above, Ms. Courtwright and Messrs. Gray and Prescott received cash in lieu of stock awards in 2025. The Named Officers did not hold any outstanding option awards as of December 31, 2025:

Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan awards: number of unearned shares, units or other rights that have not Vested (#)(1)	Equity Incentive Plan awards: payout value of unearned shares, units or other rights that have not Vested ($)(2)

Paul A. Perrault.........	9/19/2025	17,921	472,577	—	—

Carl M. Carlson..........	9/19/2025	7,879	207,769	—	—

Sean A. Gray...........	N/A	—	—	—	—

Jacqueline Courtwright	N/A	—	—	—	—

Wm. Gordon Prescott	N/A	—	—	—	—

Nitin J. Mhatre...........	N/A	—	—	—	—

Brett Brbovic..............	N/A	—	—	—	—

James Brown.............	N/A	—	—	—	—

Gregory Lindenmuth...	N/A	—	—	—	—

1	These numbers represent shares of restricted stock subject to time based vesting requirements. The shares of restricted stock subject to time based vesting requirements vest ratably on annual basis for two years beginning on September 1, 2026. Shares were granted pursuant to the 2025 Berkshire Hills Bancorp, Inc. Stock Option and Incentive Plan.
2	Based on market value per share of $26.37 at December 31, 2025.

NAMED EXECUTIVE OFFICER COMPENSATION
Option Exercises and Stock Vested - 2025

The following table sets forth information with respect to the aggregate amount of stock awards that vested during the last fiscal year and the value realized thereon. None of the Company's Named Officers exercised option awards in 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Paul A. Perrault..........	—	—	(1)

Carl M. Carlson..........	—	—	(1)

Sean A. Gray.............	43,506	1,171,645	(1)(2)

Jacqueline Courtwright...	12,456	354,743	(1)(2)

Wm. Gordon Prescott....	11,091	311,144	(1)(2)

Nitin J. Mhatre..............	73,286	1,980,285	(1)(2)

Brett Brbovic................	11,462	280,809	(1)(2)

James Brown.................	17,388	519,701	(1)(2)

Gregory Lindenmuth......	13,651	391,696	(1)(2)

1	In accordance with SEC rules, this table provides information regarding stock award vesting that occurred in 2025. This table presents gross share amounts, without accounting for shares withheld upon vesting for payment of taxes. Messrs. Perrault and Carlson joined the Company on September 1, 2025 and did not have shares of the Company's stock vest in 2025.
2	Value is based on the number of shares that vested on January 30, 2025, April 1, 2025, July 1, 2025, and September 1, 2025, multiplied by the closing price per share on the vesting dates, which was $28.57, $25.95, $25.19 and $26.26, respectively. Not all Named Officers had grants vest on all of the dates. Included in the number of shares acquired on vesting are performance-based restricted stock grants made to the Named Officers. In accordance with the terms of the Transaction, the performance-based restricted stock vested at target.

NAMED EXECUTIVE OFFICER COMPENSATION
Nonqualified Deferred Compensation – 2025

The following table contains information about the activity in, and the balances of, each Named Officer’s Nonqualified Deferred Compensation account as of December 31, 2025. For more information about the Company’s Nonqualified Deferred Compensation Plan, please see Nonqualified Deferred Compensation Plan above.

	Executive Contribution in 2025	Company Contributions in 2025	Aggregate Earnings in 2025	Aggregate Withdrawals or Distributions	Aggregate balance as of December 31, 2025
Name	($) (1)	($)(2)	($) (3)	($)	($)

Paul A. Perrault...........	—	161,000	384,713	—	7,163,654

Carl M. Carlson.........	28,319	—	131,599	—	2,507,632

Sean A. Gray.............	—	—	—	—	—

Jacqueline Courtwright	—	—	—	—	—

Wm. Gordon Prescott	—	—	—	—	—

Nitin J. Mhatre............	—	—	—	—	—

Brett Brbovic..............	—	—	—	—	—

James Brown.............	—	—	—	—	—

Gregory Lindenmuth..	—	—	—	—	—

1	The amount listed represents the amounts contributed by the Named Officer which are reported as salary earned in the last fiscal year in the Summary Compensation Table.
2	The amount listed represents an amount contributed by the Company on behalf of the Named Officer pursuant to his Employment Agreement as more fully described below.
3	The aggregate earnings represent interest earned on the Named Officer's balances calculated monthly using the Company's average annual yield on earning assets for the previous calendar quarter, converted to a monthly equivalent yield. Please note, for 2025, this represents interest earned for the full plan year.
4	The legacy Brookline plan was assumed by the Company following close of the Transaction. Amounts included reflect contributions made pre and post close of Transaction.

Potential Payments Upon Termination or Change-in-Control

Employment Agreement with Paul A. Perrault. The Company and Brookline Bank entered into an employment agreement (as amended the “Perrault Agreement”) with Mr. Perrault on April 11, 2011 which was amended on July 25, 2018, March 10, 2021, September 22, 2021, April 28, 2023, and December 16, 2024. The Perrault Agreement was assumed by the Company in connection with the Transaction. The Perrault Agreement is for a period of 36 calendar months, and commencing on the first anniversary of the date of the Perrault Agreement, and continuing at each anniversary date thereafter, the Perrault

NAMED EXECUTIVE OFFICER COMPENSATION
Agreement shall renew for an additional year unless written notice is provided to Mr. Perrault at least 60 days prior to any such anniversary date. Capitalized terms used in this section that are not defined have the meanings assigned to them in the Perrault Agreement. In connection with the Transaction, the Perrault Agreement was amended to remove Mr. Perrault's service as Chair of the Bank as a Good Reason termination event (the "Fifth Amendment"). No other changes to the Perrault Agreement were made in the Fifth Amendment or in connection with the Transaction.

The Perrault Agreement provides that the Company will pay Mr. Perrault a base salary and an annual short-term incentive payment of up to 75% of base salary. As previously discussed, payment of this award is predicated upon the Company’s achievement of established annual goals. The Perrault Agreement also sets forth the terms and conditions of Mr. Perrault’s long-term incentive, which is in the form of equity compensation. Specifically, Mr. Perrault is eligible to receive an award of restricted stock having a value equal to 70% of his base salary in effect at the time the award is made. Fifty percent of each award will vest ratably over a three-year period, with the remaining 50% vesting at the end of a three-year period based on the attainment of performance goals which are established by the Compensation Committee.

Upon the occurrence of an Event of Termination, prior to or at least 12 months after a Change in Control, Mr. Perrault (or his beneficiaries or estate in the event of his death subsequent to his termination of employment) is entitled to receive an amount equal to the sum of (i) Mr. Perrault’s base salary, and (ii) the applicable target bonus for the current year.

Upon the occurrence of an Event of Termination within 12 months after a Change in Control, Mr. Perrault (or his beneficiaries or estate) is entitled to receive an amount equal to three times the sum of items (i) Mr. Perrault's base salary, and (ii) the applicable target bonus for the current year, and all unvested restricted and performance stock awards immediately vest and become payable on the occurrence of a Change in Control.

Upon the occurrence of an Event of Termination, life and disability coverage substantially identical to the coverage maintained by the Company shall continue to be made available to Mr. Perrault for 24 months from the date of termination. In March 2021, the Company and the Board agreed to provide Mr. Perrault with post-termination medical and dental benefits (the "Post Termination Medical Benefit"). The Post Termination Medical Benefit provides that Mr. Perrault, his spouse and any eligible dependent shall be eligible to continue their medical and dental insurance coverage under the group medical and dental insurance plans in effect at the time of the Event of Termination or upon Mr. Perrault's termination due to retirement, death, or disability to the maximum extent permissible under the terms and conditions of such plans and under applicable law, until Mr. Perrault or, independently, his spouse, dies. The premium payments for such coverage shall be paid by the Company on behalf of Mr. Perrault, and such amounts may be taxable to the extent necessary to avoid treatment as a discriminatory arrangement under Code Section 105(h), if applicable. In the event that Brookline Bank is unable, by operation of the group medical and dental insurance plans or applicable law, to continue group medical and dental insurance coverage for Mr. Perrault and his spouse and any eligible dependent as provided by the Post Termination Medical Benefit, or if providing such coverage would cause Brookline Bank or Mr. Perrault, his spouse or any eligible dependent to be subject to tax penalties under the Patient Protection and Affordable Care Act or otherwise, then Brookline Bank will pay Mr. Perrault (or his spouse and any eligible dependent, as applicable) on a monthly basis an amount equal to the premium cost of such group medical and dental insurance coverage until Mr. Perrault and, independently, his spouse, dies.

In September 2021, the Compensation Committee voted to provide Mr. Perrault with an unfunded defined contribution supplemental retirement plan benefit. Under such plan, the Company or the Bank,

NAMED EXECUTIVE OFFICER COMPENSATION
as applicable, will reflect on behalf of Mr. Perrault an annual contribution credit in an amount equal to $161,000.00 (the “Annual Contribution Credit”). The supplemental retirement plan shall include such other terms, conditions and provisions as the Company or the Bank, as applicable, may determine. The Annual Contribution Credit shall be credited as of December 31 of each calendar year; provided that if Mr. Perrault’s employment is terminated due to Retirement, without Cause or if he terminates for Good Reason during a calendar year then the Annual Contribution Credit for such calendar year will be prorated based on Mr. Perrault’s actual period of service during that year; and provided, further, that notwithstanding the foregoing, all Annual Contribution Credits will be made in accordance with Section 409A of the Internal Revenue Code (the "Code").

Notwithstanding the Perrault Agreement, payments under the Perrault Agreement will be reduced, but only if such reduction will result in Mr. Perrault receiving a higher after-tax amount in order to avoid a loss of tax deduction under Section 280G of the Code and the excise taxes imposed pursuant to Section 4999 of the Code.
In the event that Mr. Perrault is unable to perform his duties on a full-time basis for a period of six consecutive months due to disability, the Company may terminate the Perrault Agreement, but will be obligated to pay him, in addition to Mr. Perrault's Post-Termination Medical Benefits, his Base Salary for one year, provided that any amounts actually paid to Mr. Perrault pursuant to any disability insurance or other similar such program which the Company has provided, or pursuant to any workman’s or social security disability program, shall reduce the compensation to be paid to Mr. Perrault resulting from his disability.
In the event of death, Mr. Perrault’s estate, legal representatives or beneficiaries shall be paid his base salary for a period of one year from the date of his death.
Employment Agreement with Carl M. Carlson. Brookline Bancorp, Inc., Brookline Bank, and Bank Rhode Island entered into an employment agreement (the “Carlson Agreement”) with Mr. Carlson on September 22, 2021. The Carlson Agreement is for a period that is continuous and at-will until terminated by the Company or Mr. Carlson. The Carlson Agreement was assumed by the Company in connection with the Transaction.
The Carlson Agreement provides that the Company will pay Mr. Carlson a base salary and an annual short-term incentive payment of up to 60% of base salary. As previously discussed, payment of this award is predicated upon the Company’s achievement of established annual goals. The Carlson Agreement also sets forth the terms and conditions of Mr. Carlson’s long-term incentive, which is in the form of equity compensation. Specifically, Mr. Carlson is eligible to receive an award of restricted stock having a value equal to 50% of his base salary in effect at the time the award is made. Fifty percent of each award will vest ratably over a three-year period, with the remaining 50% vesting at the end of a three-year period based on the attainment of performance goals which are established by the Compensation Committee.

Upon a termination of Mr. Carlson’s employment by the Company or the Bank without Cause or by Mr. Carlson for Good Reason, as defined in the Carlson Agreement (all collectively, "Event of Termination"), Mr. Carlson (or his beneficiaries or estate in the event of his death subsequent to his termination of employment) is entitled to receive an amount equal to two times the sum of (i) Mr. Carlson’s then-current base salary, (ii) Mr. Carlson's target bonus for the then-current year, and (iii) Mr. Carlson's target equity award for the then-current year. In addition, upon the occurrence of an Event of Termination (i) all stock options and other stock-based awards held by Mr. Carlson fully accelerate, (ii) subject to Mr. Carlson’s proper election to receive benefits under COBRA and copayment of premiums at the applicable active employee’s rate, continuation of health insurance until the earlier of 24 months from the date of

NAMED EXECUTIVE OFFICER COMPENSATION
termination or the date that Mr. Carlson becomes eligible for group medical benefits under any other employer’s group medical plan, and (iii) life and disability coverage substantially identical to the coverage maintained by the Company prior to termination shall continue to be made available to Mr. Carlson for 24 months following the date of termination. In the event the Company is unable to continue such health, life or disability coverage, Mr. Carlson shall be provided with a cash payments equal to the cost of such coverage.

In the event that the Event of Termination occurs on or within 12 months following a Change in Control, as defined in the Carlson Agreement, Mr. Carlson is also entitled to receive outplacement assistance for a period of 12 months at no charge.

Notwithstanding the Carlson Agreement, payments under the Carlson Agreement will be reduced, but only if such reduction will result in Mr. Carlson receiving a higher after-tax amount in order to mitigate the risk of any excise taxes imposed pursuant to Section 280G of the Code.

In the event that Mr. Carlson is unable to perform his duties on a full-time basis for a period of 180 days in any 12-month period, which need not be consecutive, due to disability, the Company may terminate the Carlson Agreement.

In connection with the Transaction, Brookline Bancorp, Inc. and Mr. Carlson entered into a Retention Bonus Agreement (the "Carlson Retention Bonus Agreement") which was assumed by the Company at close. The Carlson Retention Bonus Agreement was provided to incentivize Mr. Carlson to remain employed with Brookline Bancorp, Inc. and, after the closing of the Transaction, the Company. Pursuant to the Carlson Retention Bonus Agreement, Mr. Carlson will receive a retention bonus payment of $3 million payable in two equal installments with 50% of each installment becoming earned and payable on the first and second anniversaries of the closing of the Transaction. In the event that Mr. Carlson's employment is terminated the Company without "cause", due to his death or disability, or by Mr. Carlson for "good reason" (as each term is defined in the Carlson Agreement) the full amount of any unpaid retention bonus accelerates and becomes payable on the first regularly scheduled payroll cycle following the date of termination.

Employment Agreement with Sean A. Gray. The Company and Brookline Bank entered into an employment agreement (the “Gray Agreement”) with Mr. Gray on December 16, 2024. The Gray Agreement is for a period that is continuous and at-will until terminated by the Company, the Bank or Mr. Gray.
The Gray Agreement provides that the Company will pay Mr. Gray a base salary and an annual short-term incentive payment of up to 60% of base salary. As previously discussed, payment of this award is predicated upon the Company’s achievement of established annual goals. The Gray Agreement also sets forth the terms and conditions of Mr. Gray’s long-term incentive, which is in the form of equity compensation. Specifically, Mr. Gray is eligible to receive an award of restricted stock having a value equal to 50% of his base salary in effect at the time the award is made.

The Gray Agreement provides that Mr. Gray will be eligible to receive a retention bonus (the "Gray Retention Bonus") in the aggregate amount of $3,917,540. The Gray Retention Bonus shall be earned and become payable in two equal installments on the first and second anniversaries of the closing date of the Transaction (the "Vest Date"), provided that Mr. Gray remains employed on each Vest Date. Notwithstanding the forgoing, in the event of Mr. Gray's termination without cause, by Mr. Gray for Good Reason, as defined in the Gray Agreement, or on account of Mr. Gray's death or disability, the Bank will

NAMED EXECUTIVE OFFICER COMPENSATION
pay Mr. Gray any unpaid Retention Bonus in the first regularly scheduled payroll cycle following the date of termination (the "Accelerated Retention Payment").

Upon a termination of Mr. Gray’s employment by the Company or the Bank without Cause or by Mr. Gray for Good Reason, as defined in the Gray Agreement (all collectively, "Event of Termination"), Mr. Gray (or his beneficiaries or estate in the event of his death subsequent to his termination of employment) is entitled to receive an amount equal to two times the sum of (i) Mr. Gray’s then-current base salary, (ii) Mr. Gray's target bonus for the then-current year and (iii) the value of Mr. Gray's then-current target equity award for the then-current year less any Accelerated Retention Payment, if applicable, but not below zero. In addition, upon the occurrence of an Event of Termination, (i) subject to Mr. Gray’s proper election to receive benefits under COBRA and copayment of premiums at the applicable active employee’s rate, continuation of health insurance until the earlier of 24 months from the date of termination or the date that Mr. Gray becomes eligible for group medical benefits under any other employer’s group medical plan, and (ii) life and disability coverage substantially identical to the coverage maintained by the Company prior to termination shall continue to be made available to Mr. Gray for 24 months following the date of termination. In the event the Company is unable to continue such health, life or disability coverage, Mr. Gray shall be provided with a cash payment equal to the cost of such coverage.

Notwithstanding the Gray Agreement, payments under the Gray Agreement will be reduced, but only if such reduction will result in Mr. Gray receiving a higher after-tax amount in order to mitigate the risk of any excise taxes imposed pursuant to Section 280G of the Code.

In the event that Mr. Gray is unable to perform his duties on a full-time basis for a period of 180 days in any 12-month period, which need not be consecutive, due to disability, the Company may terminate the Gray Agreement.

Retention Agreements with Jacqueline Courtwright and Wm. Gordon Prescott
On December 15, 2024, the Company entered into retention bonus agreements with each of Jacqueline Courtwright, the Company's Chief Human Resources Officer, and Wm. Gordon Prescott, the Company's General Counsel and Corporate Secretary (the "Berkshire Retention Bonus Agreements"). The Berkshire Retention Bonus Agreements were entered into in connection with the Transaction to incentivize Ms.Courtwright and Mr. Prescott to remain employed with the Company. Ms. Courtwright and Mr. Prescott each participated in the Berkshire Bank Enhanced Change in Control Severance Plan, effective November 1, 2013 (the "CIC Plan"). Pursuant to the Berkshire Retention Bonus Agreements, Ms. Courtwright and Mr. Prescott each received a change in control payment under the CIC Plan equal to the amount each would have received had their employment been terminated in connection with the Transaction on the first regularly scheduled payroll cycle following the close of the Transaction. In connection with the Berkshire Retention Bonus Agreements, Ms. Courtwright and Mr. Prescott ceased being members in the CIC Plan. The Berkshire Retention Bonus Agreements also provide for the terms of Ms. Courtwright and Mr. Prescott's employment with the Company after close of the Transaction including their base salary, incentive compensation and other benefits, and that their employment with the Company would be for a period ending no later than one year following close of the Transaction. Pursuant to the Berkshire Retention Bonus Agreements, in the event of a termination of their employment without “cause” or by such executive officer for “good reason” (as each term is defined in the Berkshire Retention Bonus Agreements) prior to the first anniversary of the close of the Transaction, each of Ms. Courtwright and Mr. Prescott are entitled to receive a lump sum payment equal to the unpaid base salary for the remaining period until the Anniversary Date, to be paid on the first regularly scheduled payroll cycle following the date of such termination.

NAMED EXECUTIVE OFFICER COMPENSATION

As of December 31, 2025, the following Named Officers would be entitled to the following payments and benefits under the terms of their employment agreements:

Name	Resignation for Good Cause	Early Retirement	Normal Retirement	Involuntary not for Cause Termination	Involuntary Termination for Cause	Involuntary Termination after Change in Control	Disability (4)	Death (4)
Paul A. Perrault
Employment Agreement
Severance........................	$1,750,000	$—	$—	$1,750,000	$—	$5,250,000	$1,000,000	$1,000,000
Equity (1)........................	$472,577	$—	$—	$472,577	$—	$472,577	$472,577	$472,577
Perquisites/Benefits (2)....	$51,181	$—	$—	$51,181	$—	$51,181	$51,181	$51,181
Tax Reimbursement.........	$—	$—	$—	$—	$—	$—	$—	$—
Other (3)..........................	$—	$—	$—	$—	$—	$—	$—	$—
Total...............................	$2,273,758	$—	$—	$2,273,758	$—	$5,773,758	$1,523,758	$1,523,758

Carl M. Carlson
Employment Agreement
Severance.........................	$2,507,400	$—	$—	$2,507,400	$—	$2,507,400	$—	$—
Equity (1)........................	$207,769	$—	$—	$207,769	$—	$207,769	$207,769	$207,769
Perquisites/Benefits (2)....	$18,106	$—	$—	$18,106	$—	$18,106	$—	$—
Tax Reimbursement.........	$—	$—	$—	$—	$—	$—	$—	$—
Other...............................	$3,000,000	$—	$—	$3,000,000	$—	$3,025,000	$3,000,000	$3,000,000
Total.................................	$5,733,275	$—	$—	$5,733,275	$—	$5,758,275	$3,207,769	$3,207,769

Sean A. Gray
Employment Agreement
Severance.........................	$—	$—	$—	$—	$—	$2,501,856	$—	$—
Equity (1)........................	$—	$—	$—	$—	$—	$—	$—	$—
Perquisites/Benefits (2)....	$102,944	$—	$—	$102,944		$102,944	$—	$—
Tax Reimbursement.........	$—	$—	$—	$—	$—	$—	$—	$—
Other...............................	$3,917,540	$—	$—	$3,917,540	$—	$3,917,540	$3,917,540	$3,917,540
Total.................................	$4,020,484	$—	$—	$4,020,484	$—	$6,522,340	$3,917,540	$3,917,540

1	Reflects shares of restricted stock awards to the Named Officers that have not vested as of December 31, 2025, and would vest upon an involuntary termination following a change in control, or in the event of the disability or death of the Named Officer. The value of the shares of restricted stock awarded to the Named Officers is based on a closing price of $26.37 per share on December 31, 2025.
2	Represents medical and dental insurance premiums, life insurance premiums, and group term disability insurance premiums. For Mr. Perrault only, medical and dental insurance premiums reflect the accumulated postretirement benefit obligation as of December 31, 2025 calculated in accordance with ASC Topic 715 - Compensation - Retirement and Benefits.
3	Represents the outplacement services provided to Mr. Carlson following an Event of Termination pursuant to his Employment Agreement with the Company. Also includes unvested retention bonus agreement payments for Mr. Carlson and Mr. Gray only which would become due and payable upon an event of termination. Please see the description above related to Mr. Carlson and Mr. Gray's Employment Agreements and Mr. Carlson's Retention Bonus Agreement for more information. In the event Mr. Gray terminates for Good Reason or Involuntary Not for Cause, per Mr. Gray's Employment Agreement, the amount of his Cash Severance is reduced by the amount of the Accelerated Retention Payment (as that term is defined in Mr. Gray's Employment Agreement).
4	In the event of disability or death of a Named Officer, in addition to the benefits shown under the columns "Disability" and "Death," the Named Officer would receive benefits under the Company's disability plan or payments under the Company's group term life insurance plan, as applicable.

NAMED EXECUTIVE OFFICER COMPENSATION
CEO Pay Ratio Disclosure
Consistent with the requirements of the Dodd-Frank Act Section 953(b) and Item 402(u) of Regulation S-K, the Company must provide a disclosure of the “Total Compensation” paid to our Chief Executive Officer, Mr. Perrault, and our former Chief Executive Officer, Mr. Mhatre, as a ratio to the Total Compensation paid to our median employee (the “Median Employee”) for the prior year (the “CEO Pay Ratio”). For 2025, our last completed fiscal year, the Total Compensation paid to our Median Employee was $68,974 and the Total Compensation paid to our CEO, Mr. Perrault, as reported in the Summary Compensation Table included in this Proxy Statement was $1,284,440. The Company’s CEO Pay Ratio for 2025 is 18.62. The Total Compensation paid to our former CEO, Mr. Mhatre, as reported in the Summary Compensation Table for 2025 was $8,542,850. Mr. Mhatre departed the Company in connection with the Transaction. As a result, his Total Compensation for 2025 includes one-time Transaction-related items as more fully described in the Summary Compensation Table. The Company's CEO Pay Ratio relative to Mr. Mhatre's compensation for 2025 is 123.85.
For purposes of determining the compensation of our Median Employee, we followed the requirements established by the SEC. A date of December 31, 2025 was selected to determine our Median Employee. We used gross pay to calculate the Median Employee. Our Median Employee was recalculated for 2025. In accordance with the SEC's rules, the Median Employee was calculated based on the Company's legacy employees, excluding new employees who joined the Company as part of the Transaction. The gross pay method includes all payments made to an employee during a given calendar year. Consistent with SEC guidance, we excluded certain non-relevant employees from the calculation such as those who left the Company prior to December 31, 2025 and Mr. Perrault and Mr. Mhatre who both served as CEO for periods of 2025. The gross pay for employees who were hired by the Company during 2025 was annualized in accordance with SEC guidance. Using this information, we determined our Median Employee and calculated the CEO Pay Ratio based on the Median Employee’s Total Compensation as required by SEC guidance.
Pay-versus-Performance Disclosure

Consistent with the requirements of the Dodd Frank Act Section 953(a) and Item 402(v) of Regulation S-K, we are providing the following disclosures about the relationship between the Company's financial performance and executive compensation. These disclosures are designed to comply with the pay-versus-performance ("Pay-versus-Performance") metrics as established by the SEC. For additional information regarding the Company's variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company's performance, please refer to "Executive Compensation - Compensation Discussion and Analysis."

NAMED EXECUTIVE OFFICER COMPENSATION

							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for Paul Perrault PEO (1)	Compensation Actually Paid to Paul Perrault PEO (2)	Summary Compensation Table Total for Nitin Mhatre PEO (1)	Compensation Actually Paid to Nitin Mhatre PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)	Net Income (thousands) (7)	Operating ROTCE (%)(8)
(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$1,284,440	$1,304,333	$8,542,850	$8,425,616	$2,129,030	$2,122,434	$115	$152	$90,271	10.91%
2024	$—	$—	$2,662,950	$2,680,210	$991,245	$909,963	$100	$131	$61,003	9.56%
2023	$—	$—	$2,633,381	$1,658,299	$907,631	$635,368	$85	$116	$69,598	10.05%
2022	$—	$—	$2,609,600	$2,984,797	$957,688	$987,755	$99	$116	$92,533	10.07%
2021	$—	$—	$2,292,852	$2,947,138	$616,334	$643,915	$93	$125	$118,664	7.58%

1	Nitin Mhatre was our PEO from 2021 through close of the Transaction. Paul Perrault is our PEO effective as of the close of the Transaction. The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Mhatre and Mr. Perrault, respectively for each corresponding year in the "Total" column of the Summary Compensation Table. Refer to "Named Executive Compensation - Summary Compensation Table."
2	The dollar amounts reported in column (c) represent the amount of "compensation actually paid" to Mr. Perrault and Mr. Mhatre, respectively, as calculated in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect actual amounts of compensation earned or paid to Mr. Perrault or Mr. Mhatre, respectively, during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Perrault and Mr. Mhatre's total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO - Perrault	Less Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Reported Changes in the Actuarial Present Value of Pension Benefits (c)	Pension Benefits Adjustments (d)	Compensation Actually Paid to PEO
2025	1,284,440	(452,684)	472,577	—	—	1,304,333

(a)	Amounts reported in this column reflect the subtraction of the grant date fair value of equity awards, reported in the "Stock Awards" and "Option Awards" columns in the Summary Compensation Table for the applicable year.
(b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity award granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the sample applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards - Perrault	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in the Fair Value or Total Compensation	Total Equity Award Adjustments
2025	472,577	—	—	—	—	472,577

NAMED EXECUTIVE OFFICER COMPENSATION

Year	Reported Summary Compensation Table Total for PEO - Mhatre	Less Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Reported Changes in the Actuarial Present Value of Pension Benefits (c)	Pension Benefits Adjustments (d)	Compensation Actually Paid to PEO
2025	$8,542,850	$—	$(117,234)	$—	$—	$8,425,616

(a)	Amounts reported in this column reflect the subtraction of the grant date fair value of equity awards, reported in the "Stock Awards" and "Option Awards" columns in the Summary Compensation Table for the applicable year.
(b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity award granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the sample applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards - Mhatre	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in the Fair Value or Total Compensation	Total Equity Award Adjustments
2025	$—	$—	$—	$(117,234)	$—	$(117,234)

3	The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named officers as a group, (excluding Mr. Perrault, who has served as our PEO since close of the Transaction and Mr. Mhatre who served as our PEO from 2021 - close of the Transaction)(the "non-PEO NEOs") in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the non-PEO NEOs included for purposes of calculating the average amounts in 2025 are as follows: (i) Carl M. Carlson, Sean A. Gray, Jacqueline Courtwright, Wm. Gordon Prescott, Brett Brbovic, James Brown, and Gregory Lindenmuth.
4	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the non-PEO NEO's, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the non PEO-NEOs for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Less Average Reported Value of Equity Awards	Average Equity Award Adjustments (a)	Average Reported Changes in the Actuarial Present Value of Pension Benefits	Average Pension Benefits Adjustments (b)	Average Compensation Actually Paid to Non-PEO NEOs
2025	$2,129,030	$(28,432)	$21,836	$—	$—	$2,122,434

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

NAMED EXECUTIVE OFFICER COMPENSATION

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Average Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in the Fair Value or Total Compensation	Total Average Equity Award Adjustments
2025	$29,681	$—	$—	$21,836	$—	$21,836

5	Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
6	Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated.
7	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
8	Asset quality is based on net charges offs as a percentage of loans over the performance grant measurement period as compared to peers.

Financial Performance Measures

As more fully described in the Compensation Discussion and Analysis, the Company's executive compensation program reflects a variable pay-for-performance philosophy. The Compensation Committee selects metrics for the Company's short-term and long-term incentive awards that are intended to incentivize our executives to increase Company value for our stockholders. For the most recently completed fiscal year, the most important financial measures used by the Company to link executive compensation actually paid to the Company's Named Officers to the Company's performance are as follows:
•Total Return to Stockholders
•Asset Quality
•Operating Return on Tangible Common Equity
•Operating Return on Assets
•Operating Pre-tax Pre-Provision Net Revenue
•Efficiency Ratio
•Net Charge-offs/Average Loans

These operating measures are non-GAAP financial metrics used in the Company's incentive compensation plans.

Analysis of the Information Presented in the Pay-versus-Performance Table

As described in more detail in the Compensation Discussion and Analysis portion of this document, the Company's executive compensation program reflects a variable pay-for-performance philosophy. The Compensation Committee has developed a compensation philosophy over a period of years that is designed to attract, retain, and motivate executives to further the Company's long-term strategic plan and drive stockholder value. This program is designed to be fair and appropriate within the Company and the markets in which the Company operates. While the Company's program utilizes several performance metrics to align executive compensation with Company performance, all of those measures are not presented in the Pay-versus-Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company's performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for

NAMED EXECUTIVE OFFICER COMPENSATION
a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay-versus-Performance table.

Compensation Actually Paid and Cumulative TSR

The amount of compensation actually paid to Mr. Perrault and Mr. Mhatre, respectively, and the average amount of compensation actually paid to the Company's Named Officers as a group (excluding Mr. Perrault and Mr. Mhatre) is aligned with the Company's cumulative TSR over the five years presented in the table when taking into account certain one time events and market conditions. In 2025, the Company's TSR was impacted by the issuance of new shares in connection with the Transaction and merger related expenses. The alignment of compensation actually paid with the Company's cumulative TSR over the period presented is important because a significant amount of the compensation actually paid to Mr. Perrault and Mr. Mhatre, respectively, and the other Named Officers is comprised of performance based equity awards. In general, these awards cliff vest at the end of a three-year term and the vesting of the awards is based on the Company's achievement of certain identified performance targets, including TSR. As more fully described in this Proxy Statement, Mr. Mhatre departed the Company in connection with the Transaction. As such, Mr. Mhatre's compensation for 2025 was impacted by certain contractual payments he received in connection with the Transaction. Mr. Perrault joined the Company in September 2025, therefore his compensation for 2025 reflects a prorated period. For more information about the Company's performance based equity awards, please see the Compensation Discussion and Analysis portion of this document.

Compensation Actually Paid and Net Income

The amount of compensation actually paid to Mr. Perrault and Mr. Mhatre, respectively, and the average amount of compensation actually paid to the Company's Named Officers as a group (excluding Mr. Perrault and Mr. Mhatre) is generally aligned with the Company's net income over the five years presented in the table when taking into account the one-time items discussed above relative to the Tranaction. The Compensation Committee considers net income among other financial performance factors when evaluating executive compensation decisions.

Compensation Actually Paid and Asset Quality

The amount of compensation actually paid to Mr. Perrault and Mr. Mhatre, respectively, and the average amount of compensation actually paid to the Company's Named Officers as a group (excluding Mr. Perrault and Mr. Mhatre) is generally aligned with the Company's asset quality over the five years presented in the table. The Company uses asset quality as a performance measure for the attainment of performance goals for performance based equity grants. Asset quality is an important metric for the Company's overall performance given the business of the Bank involves making loans. Asset quality metrics are generally correlated with the performance of the Bank, and, by extension, the Company with regard to the financial health and performance of the Company.

Cumulative TSR of the Company and Cumulative TSR of the Peer Group

The graph below shows the relationship between our TSR and the KBW Nasdaq Regional Banking Index TSR, our peer group. This comparison assumes $100 was invested on December 31, 2020 in our common stock and the comparison group and assumes the reinvestment of all cash dividends prior to any tax effect and retention of all stock dividends.

NAMED EXECUTIVE OFFICER COMPENSATION

Total Return Performance
Beacon Financial Corporation
KBW NASDAQ Regional Banking Index
Index Value
200
150
100
50
12/31/20
12/31/21
12/31/22
12/31/23
12/31/24
12/31/25

AUDIT COMMITTEE REPORT
The Audit Committee currently consists of six members of the Board, each of whom is independent under the NYSE rules and SEC rules and regulations applicable to Audit Committees. All members of the Audit Committee are financially literate under the applicable NYSE rules, and Nina A. Charnley, Willard I. Hill, Jr., Thomas J. Hollister, and Sylvia Maxfield are “audit committee financial experts” within the meaning of that term as defined by the SEC in Regulation S-K under the Exchange Act. The Board has adopted, and biannually reviews, an Audit Committee charter. The charter specifies the scope of the Audit Committee’s responsibilities and how it carries out those responsibilities.

The Audit Committee is responsible primarily for assisting the Board in fulfilling its oversight responsibilities of reviewing the financial information that will be provided to shareholders and others, appointing the independent registered public accounting firm, reviewing the services performed by the Company’s independent registered public accounting firm and internal audit function, evaluating the Company’s accounting policies and the Company’s system of internal controls that management and the Board have established, and reviewing material transactions. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.

The Audit Committee has reviewed and discussed the Company’s December 31, 2025 audited financial statements with management and with KPMG LLP, the Company’s independent registered public accounting firm. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 1301, as amended (Codification of Statements on Auditing Standards, AU380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence. The Audit Committee has considered whether the provision of non-audit services to the Company is compatible with KPMG LLP’s independence.

Based on the review and discussion referred to above, the Audit Committee recommended to the Board that the December 31, 2025 audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC. We have selected KPMG LLP as the Company’s independently registered public accounting firm for the fiscal year end 2026, and have approved submitting the selection of the independent registered public accounting firm for ratification by the shareholders.

MEMBERS OF THE AUDIT COMMITTEE

Sylvia Maxfield (Chair)
Mary Anne Callahan
Joanne B. Chang
Nina A. Charnley
Willard I. Hill, Jr.
Thomas J. Hollister

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

KPMG LLP currently serves as the Company's independent registered public accounting firm, and that firm conducted the audit of the Company's consolidated financial statements for the fiscal year ended December 31, 2025. The Audit Committee has appointed KPMG LLP to serve as the independent registered public accounting firm to conduct an audit of the Company's consolidated financial statements for the fiscal year ending December 31, 2026.

Although ratification by stockholders is not required by law or by our Bylaws, the Audit Committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If our stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors.

It is anticipated that a representative of KPMG LLP will attend the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Change in Independent Registered Public Accounting Firm

As reported in the Current Report on Form 8-K filed by the Company on September 10, 2025, as a result of the Transaction, on September 8, 2025, the Audit Committee of the Company approved (i) the dismissal of Crowe LLP (“Crowe”) as the Company’s independent registered public accounting firm and (ii) the appointment of KPMG LLP, legacy Brookline’s former independent registered public accounting firm, as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2025.

The audit reports of Crowe on the Company’s consolidated financial statements for the fiscal years ended December 31, 2024 (“Fiscal 2024”) and December 31, 2023 (“Fiscal 2023”) did not contain an adverse opinion or a disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope, or accounting principles. During Fiscal 2023 and Fiscal 2024, and subsequently through September 8, 2025 (the “Dismissal Date”), there were: (i) no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Crowe, would have caused it to make reference to the subject matter of the disagreement in connection with Crowe’s report; and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Fees Paid to Independent Registered Public Accounting Firms During the Years Ended December 31, 2025 and 2024

At present, our Audit Committee approves the engagement of KPMG LLP for audit and non-audit services before we engage KPMG LLP to provide those services except to the extent such approval is not required

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

pursuant to our pre-approved audit services policy. Our Audit Committee has established a pre-approval policy consistent with the requirements of the SEC and PCAOB that allows management to engage KPMG LLP to provide certain, pre-specified services up to a pre-approved cost level with only an obligation to notify the Audit Committee of the engagement for those services at the Audit Committee’s next regularly scheduled meeting. Consistent with the pre-approval policy and the requirements of the SEC and PCAOB, the Committee pre-approved all of KPMG LLP 2025 fees and services to the extent required by the pre-approval policy.

For the years ended December 31, 2025, fees paid to KPMG LLP for services provided to the Company (following the Dismissal Date) and to legacy Brookline (prior to closing of the Transaction) were as follows:

Fee Category	2025	2024
Audit Fees(1)	$2,193,000	$1,248,800
Audit-Related Fees(2)	$115,000	$20,074
Tax Fees(3)	$—	$—
All Other Fees(4)	—	—
	$2,308,000	$1,268,874

1
Audit Fees. Audit fees were for professional services rendered for the audit of the Company’s annual financial statements, the audit of internal controls over financial reporting, the review of quarterly financial statements, and the review of statutory and regulatory filings.

2	Audit-Related Fees. For 2025 and 2024, respectively, were for non-audit services related to due diligence associated with the Transaction, HUD audit, and Consent and Registration statement filings.
3
Tax Fees. Tax fees consist of fees billed for professional services for tax compliance, tax planning, and tax audit defense. The Audit Committee considered and determined that the provision for non-audit services provided by KPMG LLP is compatible with maintaining that firm's independence. There were no tax fees for 2025.

4	All Other Fees. There were no all other fees for 2025.

For the years ended December 31, 2025 and 2024, fees paid to Crowe for services provided to the Company (prior to the Dismissal Date) were as follows:

Fee Category	2025	2024
Audit Fees(1)	$385,000	$1,185,000
Audit-Related Fees(2)	$376,000	$200,000
Tax Fees(3)	$88,000	$294,000
All Other Fees(4)	—	—
	$849,000	$1,679,000

1
Audit Fees. Audit fees were for professional services rendered for the audit of the Company’s annual financial statements, the audit of internal controls over financial reporting, the review of quarterly financial statements, and the review of statutory and regulatory filings.

2	Audit-Related Fees. For 2025 and 2024, respectively, were for audit related fees related to HUD audit, 401(k) plan audit, and Consent and Registration statement filings.
3	Tax Fees. For 2024, includes fees related to tax return and estimated prepayment preparation services.
4	All Other Fees. There were no all other fees for 2025 and 2024, respectively.

PROPOSAL 3: APPROVAL, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

To approve, on a non-binding advisory basis, the compensation of our named executive officers ("say on pay").

As required by Section 14A of the Exchange Act, the Board of Directors is submitting for stockholder approval, on a non-binding advisory basis, the compensation paid to the Company’s Named Officers as described in this Proxy Statement pursuant to Item 402 of Regulation S-K. As previously disclosed by the Company, the Board of Directors has determined that it will hold a non-binding advisory vote on executive compensation on an annual basis.

The resolution that is the subject of this proposal is a non-binding resolution and will not have any binding legal effect regardless of whether or not it is approved, and may not be construed as overruling a decision by the Company, the Board of Directors or the Compensation Committee or creating or implying any change to the fiduciary duties of the Board. Furthermore, because this non-binding resolution relates primarily to compensation that has already been paid or is contractually committed for the Named Officers, there is generally no opportunity for the Board to revisit those decisions. However, the Compensation Committee intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of the Company’s Named Officers.

The Company has nine Named Officers listed in this Proxy Statement. The Company’s compensation program is designed to attract, motivate and retain the Named Officers who are critical to the Company’s success, offering a combination of base salary and both annual and long-term incentives that are closely aligned with the Company’s annual and long-term performance objectives. Please see the section titled Compensation Discussion and Analysis for additional information about the Company’s executive compensation programs.

We believe that the effectiveness of our compensation programs is demonstrated by the accomplishments of management over the last fiscal year as detailed in the section titled Compensation Discussion and Analysis.

For these reasons, the Board of Directors recommends that stockholders vote in favor of the following resolution:

RESOLVED, that the compensation of the Company’s Named Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, be approved.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

STOCKHOLDER PROPOSALS FOR 2027 ANNUAL MEETING

Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company’s proxy materials for its 2027 Annual Meeting must be received by the Company on or before December 2, 2026 in order to be considered for inclusion in its proxy materials. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy materials. Any such proposal should be mailed to: Beacon Financial Corporation, 131 Clarendon Street, Boston, Massachusetts 02116, Attn: Corporate Secretary.

Stockholder proposals to be presented at the Company’s 2027 Annual Meeting, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company’s proxy materials for its 2027 Annual Meeting, must be received in writing at our principal executive office, together with the appropriate supporting documentation, not later than February 12, 2027, nor earlier than January 13, 2027, provided, however, that in the event the 2027 Annual Meeting is first convened more than 30 days before or more than 60 days after the anniversary of this year’s Annual Meeting, the stockholder proposal must be so received by the later of the close of business on the 90th day prior to the scheduled date of the 2027 Annual Meeting or the tenth (10th) day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of this authority. Any such proposals must be mailed to: Beacon Financial Corporation, 131 Clarendon Street, Boston, Massachusetts 02116, Attn: Corporate Secretary.

Other Matters

The Board is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act in accordance with their discretion.

Miscellaneous

The Company will incur costs of soliciting proxies. Upon request, the Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and other of the Company’s employees may solicit proxies personally or by telephone without additional compensation.

SCAN TO
VIEW MATERIALS & VOTE

BEACON FINANCIAL CORPORATION
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
PO BOX 1342
BRENTWOOD, NY 11717-0718

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 12, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BBT2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 12, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V83098-P45600

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

BEACON FINANCIAL CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) David M. Brunelle
02) Mary Anne Callahan
03) Joanne B. Chang
04) Nina A. Charnley
05) Mihir A. Desai
06) Margaret Boles Fitzgerald
07) Willard I. Hill, Jr.
08) Thomas J. Hollister
09) William H. Hughes III
10) Sylvia Maxfield
11) Bogdan Nowak
12) John M. Pereira
13) Paul A. Perrault
14) Karyn Polito
15) Eric S. Rosengren
16) Merrill W. Sherman

The Board of Directors recommends you vote FOR Proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, CEO Letter to Stockholders and Annual Report on Form-10K are available at www.proxyvote.com.

V83099-P45600

BEACON FINANCIAL CORPORATION
Annual Meeting of Stockholders
May 13, 2026 11:00 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder of BEACON FINANCIAL CORPORATION, a Delaware corporation (the "Company"), hereby appoints Paul A. Perrault, President and Chief Executive Officer and Wm. Gordon Prescott, General Counsel and Corporate Secretary, and each of them, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held on May 13, 2026, 11:00 AM EDT virtually at www.virtualshareholdermeeting.com/BBT2026, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned with all of the powers the undersigned would possess if personally present at the Annual Meeting. The undersigned hereby acknowledges receipt of Notice of the Annual Meeting of Stockholders and of the Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side